                                                                   Exhibit 10.21

                           LAK RANCH FARMIN AGREEMENT

THIS FARMIN AGREEMENT (the "Agreement") is dated and effective as of January 15, 2004, by and between IVANHOE ENERGY (USA) INC. ("Ivanhoe") and DEREK RESOURCES (U.S.A.) INC. ("Derek");

WHEREAS Derek is the lessee of the LAK Ranch Leases as set forth in Exhibit "A", attached hereto and incorporated herein by this reference;

AND WHEREAS pursuant to the SEC Agreement, as defined below, Derek holds an undivided 5% Working Interest in the LAK Ranch Area in trust for SEC until such time as Derek has expended the Funds provided by SEC to Derek pursuant to the SEC Agreement and transfers the aforementioned Working Interest to SEC;

AND WHEREAS Ivanhoe desires to earn a Working Interest in the LAK Ranch Leases and LAK Ranch Area, subject to the conditions hereof and the requirements and obligations to be performed by Ivanhoe set out in this Agreement;

AND WHEREAS the Parties desire to possibly further explore and develop the lands subject to the LAK Ranch Leases and the LAK Ranch Area for the production of oil, gas and other hydrocarbon substances;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is understood and agreed by and between the Parties, as follows:

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                                    ARTICLE I

                                   DEFINITIONS

In this Agreement, including the recitals, this Section and the Exhibits, unless there is something in the context or subject matter inconsistent therewith, the following terms shall have the meanings hereinafter set forth:

1.1 "Affiliate" - of a Party means any company or other entity that (i) controls, (ii) is controlled by or (iii) is under common control with such Party. For the purpose of this definition, control shall mean the ownership, directly or indirectly, of 50% or more of the stock or other units of ownership having the right to vote for the election of directors of such company or other entity.

1.2 "Area of Mutual Interest" or "AMI" - shall have the meaning ascribed in
Article III, Section 3.1.

1.3 "Capital Expenditures" - means expenditures for capital items or purposes as distinguished from operating costs and expenditures, in accordance with generally accepted accounting principles generally applied in the United States oil and gas industry and as defined in COPAS.

1.4 "Dollars" or the symbol "$" - means legal tender of the United States of America.

1.5 "Effective Date" - means the effective date of this Agreement, being 12:00 p.m. Central Standard Time on January 15, 2004.

1.6 "Funds" - means the monies provided by SEC to Derek pursuant to the SEC Agreement which Derek agreed to spend on operating and development expenses on the

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LAK Ranch Area and which upon its complete expenditure, SEC will earn an undivided 5% working interest in the LAK Ranch Area.

1.7 "Gross Negligence or Willful Misconduct" - means any act or failure to act (whether sole, joint or concurrent) by any person or entity which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such person or entity knew, or should have known, such act or failure would have on the safety or property of another person or entity.

1.8 "Joint Account" - means the account established and maintained by Operator to record all expenditures, receipts, materials and other assets acquired or used in the conduct of Joint Operations.

1.9 "Joint Operating Agreement" or "JOA" - means the Joint Operating Agreement referred to in Article VIII, a form of which is attached hereto and made a part hereof as Exhibit "C".

1.10 "Joint Operations" - mean operations, whether for the Pilot Phase, Phase 1 or subsequently, conducted by Operator for the benefit and account of the Parties pursuant to any or all this Agreement, the Joint Operating Agreement, the LAK Ranch Lease and any New Lease.

1.11 "LAK Ranch Area" - refers to the area outlined on the plat attached hereto and made a part hereof as Exhibit "B."

1.12 "LAK Ranch Leases" - means the Leases listed on Exhibit "A" attached hereto and made a part hereof and covering lands located within the confines of the LAK Ranch Area.

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1.13 "LAK Ranch Program" - means the program summarized on Exhibit "E" to this
Agreement summarizing the work to be done during the Pilot Phase and Phase 1.

1.14 "New Lease" - has the meaning ascribed to it in Section 3.2.

1.15 "Non-Operator" - means a Party other than the Operator. Derek is initially the Non-Operator, but should SEC be assigned a Working Interest by Derek, SEC shall also be a Non-Operator.

1.16 "Operator" - means at any time the Party appointed to conduct Joint Operations on behalf of the Parties, and initially shall mean Ivanhoe.

1.17 "Other Costs" - mean costs other than Capital Expenditures, for which the Parties will be liable and pay in accordance with their Working Interests, as provided in Section 4.4.

1.18 "Lease" - means an oil and gas lease and any oil, gas, and mineral lease, mineral interest, or any other instrument granting the right to explore for, drill, and take oil, gas, and other minerals.

1.19 "Party" and "Parties" - means initially Ivanhoe and Derek, individually or collectively, as the case may be, and/or their successors and assigns. If Derek spends the Funds, and assigns a 5% Working Interest to SEC, then SEC shall be a Party or one of the Parties, and assume its Working Interest share of all obligations and liabilities as a Party to and under this Agreement, including with respect to representations and warranties and under the Joint Operating Agreement and the LAK Ranch Lease.

1.20 "Phase 1" - means the work and activities described as Phase 1 in the LAK Ranch Program Summary attached as Exhibit "E".

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1.21 "Pilot Phase" - means the work described as the Pilot Phase in the LAK
Ranch Program Summary attached as Exhibit "E".

1.22 "SEC" - means SEC Oil and Gas Partnership.

1.23 "SEC Agreement" - means the document entitled "LAK Ranch Oil Project - Amended Heads of Agreement", dated October 30, 2003, between Derek and SEC and any and all agreements that may be substituted therefore.

1.24 "Substances" - means all severed crude oil, natural gas, casinghead gas, gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals of every kind and description produced to be produced under the LAK Ranch Leases from the LAK Ranch Area.

1.25 "Working Interest" - means the undivided participating interest of a Party in the benefits and obligations under this Agreement, the Joint Operating Agreement, the LAK Ranch Lease and any other Lease that may be taken by the Parties in the LAK Ranch Area. Expression of working interests as a percentage means the indicated percentage of 100%.

                                   ARTICLE II

                             ATTACHMENT AND EXHIBITS

2.1 Exhibits - The following Exhibits, attached hereto, are incorporated herein and made a part hereof for all purposes:

                  Exhibit "A"             LAK Ranch Leases and Lands
                  Exhibit "B              LAK Ranch Area/ AMI
                  Exhibit "C"             Joint Operating Agreement
                  Exhibit "D"             Environmental Compliance
                  Exhibit "E"             LAK Ranch Program Summary

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                                   ARTICLE III

                             AREA OF MUTUAL INTEREST

3.1 Area of Mutual Interest - The Parties hereby establish an Area of Mutual Interest" or "AMI", covering the lands located within the area outlined on the plat attached hereto and made a part hereof as Exhibit "B" and within two (2) miles of that area. The AMI shall continue in effect as long as the Parties jointly own Leases within the AMI and shall continue in effect under the JOA and until one year after the JOA terminates.

3.2 Acquisition/Option - Should any Party directly or indirectly, acquire a Lease ("New Lease"), in addition to or in substitution for all or any part of the LAK Ranch Lease, affecting any lands located, fully or partially within the AMI, such Party (the "Acquiring Party") shall immediately give written notice thereof to each other Party (a "Non-Acquiring Party"), together with all pertinent details and information, including copies of all instruments of conveyance (including but not limited to, copies of the New Lease, assignments, subleases, farmouts, and other contracts affecting the LAK Ranch Lease and or the LAK Ranch Area), copies of paid drafts or checks and itemized invoices of the actual costs expended incurred and to be incurred by the Acquiring Party, including any bonus, administrative fees, brokerage, legal and recordation costs, and any other direct costs (said actual costs are referred to as "Acquisition Costs"). A Non-Acquiring Party shall have 30 days (or 48 hours if a rig capable of performing a drilling operation is on location in preparation for drilling), from receipt of such notice to elect in writing to acquire its proportionate interest in the New Lease by paying its proportionate share of the cost and assuming its proportionate share of the obligations. Failure to respond by the deadlines stated herein shall be deemed an election not to participate in the acquisition described in said notice. Failure to pay said proportionate share of costs within 30 days

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following an election to participate shall result in a forfeiture of a
Non-Acquiring Party's interest with the same effect as if said Party had initially elected not to participate. If less than all Parties elect to participate in said acquisition, the lands and/or depths covered by any New Lease shall be excluded from the AMI and the New Lease acquired shall not be subject to this Agreement, but shall belong entirely to the Parties participating in the acquisition.

3.3 Payment/Assignment - If a Non-Acquiring Party elects to participate in such acquisition it shall pay to the Acquiring Party its proportionate share of the Acquisition Costs for such interest within 30 days after receipt of an invoice for said costs. Upon receipt of said payment, the Acquiring Party shall execute and deliver to the Non-Acquiring Party an assignment of the interest due the Non-Acquiring Party, pursuant to which the Non-Acquiring Party shall bear and assume its proportionate share of all obligations, covenants, conditions, requirements, and terms associated with the acquisition.

3.4 Encumbrances - Any assignment made pursuant to this Article III shall be free and clear of any encumbrances placed on the assigned New Lease in favor of or by the Acquiring Party, but otherwise shall be made without warranty of title, either express or implied, except by, through, and under the Acquiring Party. The assignment shall be made and accepted subject to, and assignee shall expressly assume its proportionate share of, all obligations of the assignor pertaining to the New Lease.

3.5 Merger - The provisions of this Article III shall not apply to Lease acquisitions resulting from mergers, consolidations or reorganizations involving all or substantially all of the properties or assets of the Acquiring Party.

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                                   ARTICLE IV

               IVANHOE CASH PAYMENT AND PARTIES' WORKING INTERESTS

4.1 Ivanhoe Cash Payment. Contemporaneously with the signing of this Agreement, Ivanhoe will make a one-time cash payment to Derek of $100,000, in consideration of which Derek will assign to Ivanhoe a 30% Working Interest and Ivanhoe shall undertake to complete the Pilot Phase as described in Section 4.5.

4.2 Ivanhoe Earning. Ivanhoe is entitled to earn up to an additional 30% Working Interest for a total Working Interest of 60%, by participating in the Pilot Phase and Phase 1, and paying Capital Expenditures and Other Costs, as provided in Sections 4.3 through 4.6 below. The following are the initial Working Interests of the Parties:

               Derek.................................70%
               Ivanhoe...............................30%

4.3 Capital Expenditures. If Ivanhoe participates in the Pilot Phase and Phase 1, Ivanhoe shall make Capital Expenditures in accordance with work programs and budgets prepared by Ivanhoe in consultation with the Parties. Ivanhoe's initial 30% Working Interest shall be increased by a proportional 6% for every $1,000,000, or part thereof, it incurs on a 100% basis for Capital Expenditures (that is without contribution by the other Parties) for the LAK Ranch Program during the Pilot Phase and Phase 1, up to a maximum of 60% Working Interest. For further clarity, at the time of determination and adjustment of Ivanhoe's interest for incurred Capital Expenditures, for any portion of the Capital Expenditures less than a full multiple of one million ($1,000,000) dollars (the "Portion"), the increase in interest shall be determined based upon the following formula:

                                 [Portion] X 6%
                                 --------------
                                    1,000,000

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Ivanhoe's Working Interest will be determined and adjusted at the end of each quarter based on cumulative Capital Expenditures it has incurred on a 100% basis through the quarter. If Ivanhoe participates in Phase I and, upon completion of the work program for Phase I, Ivanhoe has incurred less than $5,000,000 on Capital Expenditures on a 100% basis, additional Capital Expenditures for work on the LAK Ranch Lease agreed by the Parties to be performed, shall be paid 100% by Ivanhoe until it has incurred an aggregate of $5,000,000 between the Pilot Phase and Phase I. When Ivanhoe has incurred a total of $5,000,000 on Capital Expenditures on a 100% basis during the Pilot Phase and Phase 1 and subsequently, as appropriate, additional LAK Ranch Program costs, including Capital Expenditures, will be paid by the Parties in proportion to their respective Working Interests at the time, which will be as follows:

                  Ivanhoe..................................60%
                  Derek....................................40%

4.4 OTHER COSTS. Ivanhoe's commitments to make Capital Expenditures on a 100% basis shall apply only to Capital Expenditures of the LAK Ranch Program. Lease operating costs, Operator's overhead costs agreed in the JOA and all such similar costs during the Pilot Phase and Phase 1 ("Other Costs") will be paid and shared by the Parties in proportion to their respective Working Interests from time to time during the Pilot Phase, Phase 1 and subsequently. Ivanhoe shall have no liability for Other Costs incurred prior to the Effective Date. Other Costs from and after the Effective Date will be paid by the Parties pursuant to cash calls or advance provisions of the JOA. If one or more of the Parties fails to pay their share of Other Costs for the Pilot Phase and/or Phase 1, and Ivanhoe pays Other Costs to continue operations, then such delinquent amounts shall bear interest at the rate provided in the JOA and shall be subject to the remedies for collection provided in the JOA.

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4.5 Pilot Phase. Ivanhoe undertakes the work program for the Pilot Phase, which consists of the work program described in the LAK Ranch Program details attached as Exhibit "E" to this Agreement. Ivanhoe will pay 100% of the Capital Expenditures of the Pilot Phase. The Capital Expenditures budgeted to be spent in performing such work does not constitute an obligation to spend that amount.

Operations being conducted on the LAK Ranch Lease by Derek were ordered stopped by the Wyoming Oil and Gas Commission . Before Ivanhoe can commence work on the Pilot Phase, it must obtain approval of the Commission and possibly other Wyoming and Federal agencies in order to resume operations. Promptly after the Effective Date, Ivanhoe, with the other Parties' cooperation and assistance, will undertake the necessary studies and work in order to obtain all the approvals to resume operations. Such work will be pursued diligently in order to obtain the approval as quickly as possible, but in the event that notwithstanding such diligent efforts such approvals are not obtained within one year after the Effective Date, Ivanhoe will have the option to terminate this Agreement and will have no further obligation to the other Parties. The costs of obtaining the above approvals to resume operations shall be Other Costs to be shared by the Parties in proportion to their respective Working Interests, i.e., Ivanhoe 30% and Derek 70%.

4.6 Phase 1. Phase 1 consists of the work program described in the LAK Ranch Program details attached as Exhibit "E" to this Agreement. Ivanhoe shall have the option to elect to participate in Phase 1, within 30 days after completion and evaluation of the results of the Pilot Phase. If Ivanhoe does not elect to participate in Phase 1, Ivanhoe shall retain a 15% Working Interest and shall reassign to the Parties the remaining 15% of its initial Working Interest.

4.7 SEC Interest. If the Funds have been spent by Derek and a Working Interest has been assigned to SEC, then Derek's Working Interest shall be reduced by 5% and SEC

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shall have a 5% Working Interest. Ivanhoe's Working Interest shall not be reduced or affected by the assignment of a Working Interest to SEC.

4.8 Delivery of Assignments - Unless otherwise provided herein, any assignment due any Party, shall be delivered in a form suitable for recording and within 15 days of the date on which it was executed.

4.9 Assignment of Real and Personal Property - Any assignment of a Working Interest hereunder shall include an assignment of an equal undivided interest in all real and personal property and which is owned by the assigning party, located on or off the LAK Ranch Leases and used in connection with the operations of the Leases, including without limitation, wells, well equipment, casing, tubing, tanks, gathering lines, separators, buildings, pumps, compressors, gas plants, motors, fixtures, machinery, power lines, telegraph and telephone lines, roads, field processing plants, and other improvements used in the operation thereof.

                                    ARTICLE V

                            JOINT OPERATING AGREEMENT

5.1 Operations - Except as otherwise provided herein, or in the Joint Operating Agreement, the costs, risk, and expenses shall be based on each Party's Working Interest. All operations hereunder shall be conducted and governed in accordance with the terms and conditions of the Joint Operating Agreement. The Parties shall execute the Joint Operating Agreement signed simultaneously with the execution of this Agreement. Ivanhoe shall be designated Operator under the Joint Operating Agreement, and Derek or Derek and SEC, as the case may be, shall be Non-Operators. In the event of a conflict between the terms and conditions of this Agreement and the Joint Operating Agreement, the terms and conditions of this Agreement shall prevail.

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                                   ARTICLE VI

                         INFORMATION, TESTS, AND NOTICES

6.1 Access to Operations and Furnishing of Data - The Non-Operators shall, at all times, and at their sole cost and risk, have full and free access to the LAK Ranch Area. Ivanhoe shall obtain and furnish to Non-Operators the following data reports as they are currently produced or compiled so far as they relate to Joint Operations:

(a) copies of all logs or surveys, including in digitally recorded format if exists;

(b)   daily drilling reports;

(c)   copies of all tests and core data and analysis reports;

(d)   final well recap report;

(e)   copies of plugging reports;

(f) copies of final geological and geophysical maps, seismic sections and shot point location maps;

(g) engineering studies, development schedules and quarterly progress reports relating to the LAK Ranch Area;

(h) field and well performance reports, including reservoir studies and reserve estimates;

(i)   production data;

(j) as requested by Non-Operators (i) copies of all material reports relating to the LAK Ranch Area furnished to Ivanhoe by any governmental or regulatory body or authority; and (ii) other material studies and reports relating to LAK Ranch Area; and

(k) such other information as Non-Operators may reasonably request, provided that the requesting Party or Parties pay the costs of preparation of such information and that the preparation of such information will not unduly burden Operator's administrative and technical personnel.

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6.2 Ivanhoe shall test any wells encountered which Ivanhoe wishes to test in accordance with good and prudent petroleum industry practices and field conservation principles as are generally followed by the United States petroleum industry, and shall further test all formations indicated by such testing to be productive and considered to have the potential for commercial production in the LAK Ranch Area, provided that they are subject to the LAK Ranch Lease or other Leases granting the Parties the right to do so. Ivanhoe shall keep an accurate and detailed log of each well drilled hereunder.

                                   ARTICLE VII

                        CONDUCT OF OPERATIONS/ABANDONMENT

7.1 Diligent Operations and Abandonment - Ivanhoe as Operator shall conduct all operations for the Pilot Phase, Phase 1 and thereafter, in a diligent, safe and efficient manner in accordance with good and prudent petroleum industry practices and field conservation principles as are generally followed by the United States petroleum industry under similar circumstances and at all times in compliance with all applicable laws, ordinances, rules and regulations. When any programmed well drilled hereunder, reaches the contract depth and has been tested as agreed, Ivanhoe shall either complete the same as a producer, or plug and abandon the same in accordance with all applicable laws and regulations; provided however, that if Ivanhoe desires to abandon the well as a dry hole, Ivanhoe shall so notify Non-Operators who shall then have 48 hours to elect to take over such well and attempt to complete it at their sole cost, risk, and expense. Should any Non-Operator take over the well ("Takeover Parties"), Ivanhoe shall relinquish all rights thereto, including the materials and equipment used in connection therewith free and clear of all liens and encumbrances not existing as of the date of this Agreement, other than ordinary and usual liens and encumbrances arising from the drilling of the well. The Takeover Parties shall pay to Ivanhoe the fair market value of such material and of the salvageable in-hole equipment, less the estimated cost of salvage, and the Takeover Parties shall become responsible for the rig time costs. Upon any such takeover, all rights of

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Ivanhoe pertaining to the well shall automatically terminate and the Takeover
Parties shall be solely responsible for the completion and/or abandonment of the well, and shall indemnify and hold Ivanhoe harmless from any cost or loss relating thereto.

                                  ARTICLE VIII

                                    OPERATOR

8.1 Status of Ivanhoe as Operator. - Notwithstanding the provisions of the JOA, in the absence of Gross Negligence or Willful Misconduct on the part of management level or supervisory personnel of Ivanhoe directly and causally connected with the subject action, Ivanhoe shall not be liable as Operator for damages or losses or otherwise to any other Party for anything done or omitted to be done as Operator in carrying out any Joint Operations, which shall be for the Joint Account, subject however to Ivanhoe's obligation to pay Capital Expenditures on a 100% basis. Each Party, including Ivanhoe as a Party, shall bear any losses or liabilities in proportion to their Working Interests; provided, however, that Ivanhoe as a Party or as Operator shall not be liable for losses or liabilities resulting from operations on or related to the LAK Ranch Lease or LAK Ranch Area prior the Effective Date, the liability for which shall be for the account of the other Parties.

8.2 No liability for Losses. In no case shall the Operator be liable to any Party, or to any third party, for any loss or spillage of oil or gas or other hydrocarbon substances or for any consequential loss, including loss of profit, arising out of its conduct of Joint Operations, or for any damages or losses resulting therefrom. Each Party shall bear any such losses or liability in proportion to their Working Interests.

8.3 Government Approvals. In the conduct of the Pilot Phase, Phase 1 and Joint Operations, the Operator shall:

      (a) Pay to the government of the State of Wyoming or the Federal Government, as applicable, (collectively, the "Government") for the Joint Account, within

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            the periods and in the manner prescribed by all applicable laws, ordinances, rules, and regulations, all periodic payments, royalties, taxes, fees and other payments pertaining to the Joint Operations (such amounts to be treated under this Agreement as Capital Expenditures or Other Costs, as the case may be, in accordance with generally accepted accounting principles) but excluding any taxes measured by the incomes of any of the Parties; and

      (b) Have the exclusive right and obligation to represent the Parties in all dealings with the Government with respect to matters arising under the Joint Operations. The Operator shall notify the Non-Operators as soon as possible of such meetings. Subject to any necessary Government approvals, Non-Operators shall have the right to attend any meetings with the Government with respect to such matters, but only in the capacity of observers. Nothing contained in this Agreement shall restrict any Party from holding discussions with the Government with respect to any issue peculiar to its particular business interests arising under the LAK Ranch Leases or this Agreement, but in such event, such Party shall promptly advise the other Parties, if possible, before and in any event promptly after such discussions, provided that such Party shall not be required to divulge to the other Parties any matters discussed to the extent the same involve proprietary information or matters not affecting the other Parties.

                                   ARTICLE IX

                 TITLE AND OTHER REPRESENTATIONS AND WARRANTIES

9.1 Title and Curative Work. Except for those encumbrances and royalties created by, through or under Derek or SEC including but not limited to those set out in Exhibit "A", Derek does not warrant title, express or implied, to the LAK Ranch Leases. Derek shall not be obligated to perform any curative work or to furnish any materials with respect thereto, other than copies of such title opinions and other relevant documents as they may have in their possession. Nevertheless, during the term of this Agreement or the JOA, any

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curative work by Derek shall enure to the benefit of Ivanhoe and Ivanhoe shall be promptly furnished with copies of all opinions and curative instruments pertaining to the LAK Ranch Leases and the LAK Ranch Area. Derek shall make available to Ivanhoe, all records and lease files pertaining to the LAK Ranch Leases. To the extent that title to one or more of the Leases included in the drilling unit for any programmed well in the LAK Ranch Program is such that a reasonable and prudent Operator would require in Ivanhoe's opinion curative action to be taken, except as set out above, Ivanhoe may undertake such curative action, in which case, the time in which operations are to be started, shall be extended by the period of time necessary for Ivanhoe to complete such curative work.

9.2 Other Representations and Warranties of Derek. Derek, on its own behalf and for SEC to the extent that SEC will earn a Working Interest in the LAK Ranch Area, represents and warrants to Ivanhoe as follows:

9.2.1 Encumbrances on the LAK Ranch Area. Exhibit "A" sets forth a description of (a) all overriding royalties, production payments or preferential rights of any nature of third parties with respect to the LAK Ranch Leases and the Substances, (b) all rights-of-way and other agreements and other rights relating to the use or ownership of the surface or surface properties that are used or held for use in connection with the production of Substances from the LAK Ranch Area, (c) all contracts, licenses, permits, approvals, consents, certificates and other rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights that relate to the LAK Ranch Area or the ownership or operation of the LAK Ranch Area and the LAK Ranch Leases. Ivanhoe and the interests of Ivanhoe in the LAK Ranch Leases and the LAK Ranch Area shall at all times be free and clear of any obligation under the SEC Agreement. Derek and SEC agree that Derek and its interests in the LAK Ranch Leases and the LAK Ranch Area, alone shall be responsible for performance of all obligations to

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      SEC under the SEC Agreement and/or any other agreement or arrangement between Derek and SEC.

9.2.2 Litigation and Claims. There are no claims, demands, filings, investigations, administrative proceedings, actions, suits or other legal proceedings pending or, to the best of their knowledge, threatened, with respect the LAK Ranch Leases or LAK Ranch Area or the ownership or operation thereof, other than proceedings relating to the oil and gas industry generally and as to which neither Derek and or SEC is a named party; and no written notice from any governmental authority or any other person has been received by either Derek or SEC claiming any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) except for funds owed to Bateman Engineering Inc. ("Bateman") in the approximate amount of $285,000, which funds shall be paid by Derek to Bateman within ten (10) days of the Effective Date.

9.2.3 Approval and Preferential Rights. There are no approvals or consents required to be obtained by Derek for consummation of the transactions contemplated by this Agreement and no preferential purchase rights that affect the transactions contemplated by this Agreement.

9.2.4 Compliance with Laws and Permits. The operations conducted by Derek on the LAK Ranch Area and LAK Ranch Leases have been and currently are, in compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect thereto, except where noncompliance would not reasonably be expected to have a material adverse effect on the operation thereof. All necessary government permits, licenses and other authorizations would not reasonably be

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      expected to have a material adverse effect on the ownership or operation of the LAK Ranch Leases. Neither has Derek received a demand from a governmental authority to plug and abandon any well on the LAK Ranch Leases that has not been plugged and abandoned.

9.2.5 Environmental Compliance. No pollutant, waste, contaminant, or hazardous, extremely hazardous, or toxic material, substance, chemical or waste identified, defined or regulated as such under any law relating to health, safety or environmental matters is present, or has been handled, managed, stored, transported, processed, treated, disposed of, released, migrated or has escaped on, in, from, under or in connection with the LAK Ranch Lease or LAK Ranch Area or the ownership or operation thereof such as to cause a condition or circumstance that would reasonably be expected to result in a violation of any law relating to health and safety or environmental matters or in a remediation, removal, response, restoration, abatement, investigative or monitoring obligation, other than violations or obligations that would not reasonably be expected to have a material adverse effect on the ownership or operation of the LAK Ranch Leases or LAK Ranch Area.

9.2.6 Production Burdens, Taxes and Expenses. All payments due under or with respect to the LAK Ranch Leases have been properly and timely paid. All ad valorem, property, production, severance and other taxes based on or measured by the ownership of the LAK Ranch Leases and the LAK Ranch Area based on or measured by the ownership of such properties or the production of Substances therefrom have been properly and timely paid.

                                    ARTICLE X

                              RELATIONSHIP/TAXATION

10.1 Relationship of the Parties - This Agreement does not create, and shall not be construed to create, a partnership, association, joint venture or fiduciary relationship of any kind or character between the Parties, and shall not be construed to impose any duty, obligation or liability arising from such a relationship by or with respect to any Party. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects to be excluded from the application of all or any part of the provisions of Subchapter "K", Chapter 1, Subtitle "A", U.S. Internal Revenue Code of 1986, as amended, or similar provisions of applicable State laws.

                                   ARTICLE XI

                                  FORCE MAJEURE

11.1 Force Majeure - If a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligations to pay money, that Party shall give the other Parties prompt written notice of the Force Majeure with reasonably full particulars concerning it; thereupon the obligations of the Party giving the notice, so far as they are affected by the Force Majeure, shall be suspended during the continuance of the Force Majeure, and such reasonable time thereafter as the affected Party reasonably requires under the circumstances to carry out its obligations. The affected Party shall use all reasonable diligence to remove the Force Majeure situation and resume the performance of its obligations as quickly as practicable. The requirement that any Force Majeure shall be remedied with all reasonable dispatch, shall not require the settlement of strikes, lockouts, or other labor difficulty by the Parties involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

11.2 Claims. The term "Force Majeure" shall mean any circumstances not within the reasonable control, directly or indirectly, of the Party affected including but not limited to an act of God, strike, lockout or other industrial disturbance, terrorist act, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental delay, restraint or inaction, unavailability of equipment, but only if and to the extent that any act to which Force Majeure is claimed:

(a) Such circumstances, despite the exercise of reasonable diligence, cannot be or be caused to be prevented, avoided or removed by such Party; and

(b) In the case of claims by such Party, such event materially adversely affects (in case and/or time) the ability of the Party to perform its obligations under this Agreement, the Joint Operating Agreement or any Lease, and the Party has taken all reasonable precautions, exercised due care and has taken all reasonable alternative measures in order to avoid the effect of such event on the Party's ability to perform its obligations under this Agreement and to mitigate the consequences thereof.

                                   ARTICLE XII

                                   ASSIGNMENTS
                          OPTION TO PURCHASE INTERESTS

12.1 Right of First Refusal - Other than as required and allowed as between one Party to this Agreement to another Party or third party elsewhere in this Agreement and subject to this Section, a Party shall not dispose of any of its Working Interest, whether by assignment, sale, trade, lease, sublease or farmout, without first complying with the following provisions:

(a) The Party wishing to make the disposition (in this Section called the "Disposing Party") shall give notice to each other Party (in this Section called an "Offeree") of its intention to make the disposition, including in such notice a description of the Working Interest proposed to be disposed of, the identity of the proposed assignee, the price or other consideration for which the Disposing Party is prepared to make such disposition, the proposed effective date and closing date of the transaction and any other information respecting the transaction which would be material to the exercise of the Offerees' rights hereunder (such notice in this Article called the "Disposition Notice").

(b) In the event the consideration described in the Disposition Notice cannot be matched in kind and the Disposition Notice does not include the Disposing Party's bona fide estimate of the value, in cash, of such consideration, an Offeree may, within seven (7) days of the receipt by the Offerees of the Disposition Notice, request the Disposing Party to provide such estimate to the Offerees, whereupon the Disposing Party shall provide such estimate in a timely manner, and in no event in excess of 15 business days, and the election period provided herein to the Offerees shall be suspended until such estimate is received by the Offerees. Failure to provide such cash equivalent estimate shall be grounds for refusal by any or all of the Offerees of consent to the disposition.

(c) In the event of a dispute as to the reasonableness of an estimate of the cash value of the consideration described in the Disposition Notice or provided pursuant to paragraph (b) herein, as the case may be, the matter shall be referred to arbitration as provided in Section 16.8.

(d) Within the later of: i) thirty (30) days from the receipt of the Disposition Notice, as modified by any suspension pursuant to paragraph
      (b) herein; or ii) if applicable, fifteen (15) days from receipt of notice of the arbitrated value determined pursuant to Section 16.8, an Offeree may give notice to the Disposing Party that it elects to purchase the Working Interest described in the Disposition Notice for the applicable price (in this Section called a "Notice of Acceptance"). A Notice of Acceptance shall create a binding contractual obligation upon the Disposing Party to sell, and upon an Offeree giving a Notice of Acceptance to purchase, for the applicable price, all of the Working Interest included in such Disposition Notice on the terms and conditions set forth in the Disposition Notice. However, if more than one Offeree gives a Notice of Acceptance, each such Offeree shall purchase the Working Interest to which such Notice of Acceptance pertains in the proportion its Working Interest bears to the total Working Interests of such Offerees.

(e) In the event that the Working Interest described in the Disposition Notice is not disposed of to one or more of the Offerees pursuant to the preceding paragraph, the disposition to the proposed assignee shall be subject to the consent of the Offerees. Such consent shall not be unreasonably withheld, and it shall be reasonable for an Offeree to withhold its consent to the disposition if it reasonably believes that the disposition would be likely to have a material adverse effect on it, its Working Interest or operations to be conducted hereunder, including, without limiting the generality of all or any part of the foregoing, a reasonable belief that the proposed assignee does not have the financial capability to meet prospective obligations arising out of this Agreement. However, an Offeree shall be deemed to have consented to the disposition to the proposed assignee, unless, within the time period prescribed in paragraph (d) herein, the Offeree advises the other parties, by notice, that it is not prepared to consent to such disposition.

(f) If the Working Interest described in the Disposition Notice is not disposed of to one or more the Offerees pursuant to paragraph (d) herein, the Disposing party may, subject to the obtaining the consents prescribed by the preceding paragraph, dispose of such Working Interest at any time within one hundred and fifty (150) days from the issuance of such Disposition Notice, provided that such disposition is not on terms that are more favorable to such purchaser than those offered in the Disposition Notice.

(g) Following a disposition herein or one hundred fifty (150) days following the issuance of a Disposition Notice from which a disposition did not result, as the case may be, the provisions of this Section shall once again apply to the Working Interest described in the Disposition Notice.

12.2  Section 12.1 shall not apply in the following instances, namely:

(a) An assignment made by way of security for the assignor's present or future indebtedness, or liabilities (whether contingent, direct or indirect and whether financial or otherwise), the issuance of the bonds or debentures of a corporation, or the performance of the obligations of the assignor as a guarantor under a guarantee, provided that in the event the security is enforced by sale or foreclosure, Section 12.1 shall apply.

(b) A disposition to an Affiliate of the assignor, or in consequence of a merger or amalgamation of the assignor with another corporation or pursuant to an assignment, sale or disposition made by a Party of its entire Working Interest to a corporation in return for shares in that corporation or to a registered partnership in return for an interest in that partnership.

(c) A disposition made by the assignor of all, or substantially all, or of an undivided interest in all or substantially all, of its petroleum and natural gas rights; provided, however, if the LAK Ranch Leases and any other Lease interests of Derek and/or SEC are all or substantially all of the net assets held by them, then Section 12.1 shall apply.

(d)   A disposition by Derek to SEC pursuant to the terms of the SEC Agreement.

However, a Party making such a disposition pursuant to paragraph (b), (c) or (d) of this Clause shall advise the other Parties of such disposition in a timely manner.

12.3 If any assignment of Working Interest is made to multiple assignees so as to increase the expense or duties of the Operator, the Operator may require the assignees (and the assignor if it retains a Working Interest) to appoint one of their number as representing all of them for the purposes of this Agreement, unless arrangements satisfactory to the Operator are made to compensate the Operator for the increased expenses or duties.

                                  ARTICLE XIII

                                    INSURANCE

13.1 Insurance Requirements - Before commencing operations within the LAK Ranch Area, pursuant to this Agreement, Ivanhoe shall procure and shall thereafter maintain in force during the term of this Agreement, the insurance hereinafter described, covering the operations to be performed hereunder by Ivanhoe as Operator. The costs of all insurance carried by the Operator for the benefit of the Parties and the Joint Operations shall be for the Joint Account of the Parties.

(a) Workers' Compensation and Occupational Disease Insurance, satisfying the legal requirements of the State of Wyoming and Employers Liability Insurance with a minimum of $1,000,000.00 per occurrence.

(b) Comprehensive general liability insurance, including personal injury blanket contractual liability and property damage, with coverage of at least $1,000,000 combined single limit or the equivalent; owned and non-owned automobile liability, including personal injury and property damage, with coverage of at least $1,000,000, combined single limit or the equivalent; products liability and completed operations coverage of at least $1,000,000, combined single limit or the equivalent

(c) Umbrella liability insurance, with at least $4,000,000 combined single limit per occurrence and at least $10,000,000 in the aggregate;

(d) Control of well seepage and pollution, and well Restoration/Redrill Insurance with a combined single limit of at least $3,000,000 per occurrence.

(e) Each and every policy required hereinabove in (b), (c) and (d) shall name Non-Operators as additional insured.

(f) With the exception of Paragraph 13.1 (a), the Parties agree to mutually waive subrogation in favor of each other on all insurances carried by each Party and/or obtain such waiver from the insurance carrier if so required by the insurance contract. If such waiver is not obtained, the Party failing to do so shall indemnify the other Parties for any claim by an insurance carrier arising out of subrogation.

13.2 Certificates of Insurance. Before commencing any work hereunder, Ivanhoe shall furnish to Non-Operators Certificates of Insurance evidencing the issuance to Ivanhoe of the policies of insurance providing the types of coverage and limits of liability prescribed above, and certifying that Non-Operators shall be given not less than 30 days written notice prior to any material change, substitution or cancellation prior to the normal expiration dates. Cancellation or expiration of any of said policies of insurance shall not preclude Ivanhoe from recovery thereunder for any liability arising under this Agreement.

                                  ARTICLE XIV

                                FAILURE TO DRILL

14.1 Failure to Comply - Under no circumstances shall Ivanhoe be liable for its failure to drill or complete any programmed well in the LAK Ranch Program, or the manner in which it is drilled, tested or completed.

                                   ARTICLE XV

                                     NOTICES

15.1 Notices - All notices between the Parties authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be given in writing and delivered in person by mail, courier service, facsimile, or e-mail, postage or charges prepaid or by telex or telecopier and addressed to the Party to whom the notice is given as follows.

Derek:             Derek Resources (U.S.A.) Inc.
-----
Street Address:    Suite 1550, 355 Burrard Street
                   Vancouver B. C., Canada V6C 2G8
Attention:         Barry C. J. Ehrl, President & CEO
Telephone:         604-331-1757
Facsimile:         604-669-5193
E- mail:           info@derekresources.com

Ivanhoe:           Ivanhoe Energy (USA) Inc.
-------
Street Address:    5060 California Avenue, Suite 400
                   Bakersfield, California 93309
Mailing Address:   P.O. Box 9279
                   Bakersfield, CA  93389-9279
Attention:         Robert Coffey, Vice-President, Operations
Telephone:         661-869-8332
Facsimile:         661-869-2820
E-mail             rcoffey@ivanhoeenergy.com

Copy to;           Oscar Blake, General Counsel
-------

The originating notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, and the time for such Party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the courier service, with postage or charges prepaid, or upon transmission by facsimile or telecopier. Each Party shall have the right to change its address, or the person to receive such notice, at any time, and from time to time by giving written notice thereof to the other Party.

                                   ARTICLE XVI

                   ADDITIONAL TERMS, PROVISIONS, AND COVENANTS

16.1 Time and Specific Performance of Essence - Time and specific performance are of the essence of this Agreement.

16.2 Laws and Regulations; Applicable Law - Ivanhoe as Operator shall comply with and conduct its operations hereunder in accordance with all applicable laws, ordinances, rules, and regulations. This Agreement shall be construed and interpreted under and in accordance with the laws of the State of Wyoming.

16.3 Headings and Interpretation - The section and other headings used throughout this Agreement are for administrative convenience only and shall be disregarded for purposes of construing this Agreement. Words importing the singular shall include the plural and vice versa, and the use of one gender includes any other gender, except where the context otherwise requires.

16.4 Waiver - Any of the terms, provisions, covenants, representations or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any condition or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

16.5 Press Releases - No Party shall distribute any information or photographs concerning operations hereunder to the press or other media without the approval of the other Parties. In the event of a requirement by a regulatory agency [including the Securities Exchange Commission or the U.S. or securities regulatory authorities of Canada, or any stock exchange on which the securities of a Party or its Affiliate (to the extent the Affiliate either owns a majority interest in a Party, or a Party owns a majority interest in the Affiliate) are listed], or of an emergency involving extensive property damage, operations failure, loss of human life or other clear emergency, the Parties are deemed authorized to furnish such minimum, strictly factual information as is necessary to satisfy requirements of appropriate regulatory authorities, or the legitimate public interest on the part of the press, other media, and duly constituted authorities if time does not permit the obtaining of prior approval by the other Party, but the Party furnishing such information shall promptly advise the other Party of the information so furnished.

16.6 Amendments - This Agreement may be amended, modified, changed, altered or supplemented only by written instrument duly executed by the Parties specifically for such purpose and which specifically refers to this Agreement.

16.7 Conflicts - In the event of a conflict between provisions of this Agreement and those contained in any of the agreements attached hereto, the provisions of this Agreement shall prevail.

16.8 Arbitration - Unless otherwise expressly agreed in writing by all of the Parties to any claim, dispute or controversy (the "Dispute"), the following procedures shall be implemented for resolving any Dispute:

(a) Any Party may invoke these dispute resolution procedures (the "Procedures") by providing written notice of any Dispute to the other Parties. Within thirty
(30) days after such notice is given, all the Parties shall attempt to resolve the Dispute through negotiations at a meeting, which shall be attended by representatives of each of the Parties having decision-making authority as well as by management-level personnel of each of the Parties who have not previously been directly engaged in directing or responding to the Dispute;

(b) If a Dispute is not resolved after negotiations in a meeting as set out above, the Dispute shall be submitted to mandatory and binding arbitration at the election of any Party by sending a notice of arbitration to the other Parties;

(c) The Arbitration proceedings shall administered and conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association.

(d) The Dispute shall be decided by three independent arbitrators ("Arbitrators") (that is having no substantial economic or other material relationship with any or all of the Parties). The Parties shall attempt to agree on two of the independent arbitrators (the "Agreed Arbitrators") with the third being appointed by the Agreed Arbitrators. Should any Party refuse or neglect to join in the timely appointment of the Agreed Arbitrators, the Agreed Arbitrators shall be appointed by the American Arbitration Association, and the

Arbitration shall proceed notwithstanding the non-appointment and non-attendance of such Party in the appointment process.

(e) The Arbitrators shall have 30 days after their appointment within which to allow discovery, hear evidence, and issue its decision or award and shall in good faith attempt to comply with such time limits; provided, however, if the Arbitrators, at their sole and reasonable discretion, believe additional time is necessary to reach a decision, they may notify the Parties and extend the time to reach a decision in 30 day increments, but in no event to exceed an additional 60 days.

(f) The decision or award of the Arbitrators shall be by majority vote. shall be in writing and shall state its detailed reasoning for the award. Discovery of evidence shall be conducted expeditiously by the Parties, bearing in mind the Parties desire to limit discovery and to expedite the decision or award of the Arbitrators at the most reasonable cost and expense of the Parties. Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award, and an order of enforcement, as the case may be. The place of Arbitration shall be Denver, Colorado. All questions arising out of this Agreement and their rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Wyoming, without regard to conflict of laws principles. The Arbitrators shall not award consequential or punitive damages to any Party. The costs and expenses of the arbitration proceeding, including the fees of the arbitrators and all costs and expenses, including legal fees and witness fees, incurred by the prevailing Party, shall be borne by the losing Party, such award of costs to be decided and specified by the Arbitrators.

16.9 Entire Agreement - When executed by the duly authorized representatives of the Parties, this Agreement shall constitute the entire agreement between the Parties regarding the LAK Ranch Leases, and the LAK Ranch Area and Area of Mutual Interest and shall supersede and replace any and all other writings, understandings or memoranda of understanding entered into or discussed prior to the Effective Date.

16.10 Savings Clause - If any part or portion of this Agreement is held to be invalid, such invalidity of any such part or portion shall not affect any remaining part or portion hereof.

16.11 Corporate Authority - The Parties represent that, as of the date of the execution hereof, they are duly authorized, validly existing, and in good standing under the laws of the jurisdictions of organization and are qualified and authorized to do business in the State of Wyoming and that all requisite corporate power and authority to execute, deliver, and effectuate this Agreement have been duly obtained.

16.12 Further Assurances - Each Party shall promptly execute, acknowledge, and deliver to the other Party such other instruments and take such other action as may be necessary or convenient in order to effect the transactions contemplated in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.



IVANHOE ENERGY (USA) INC.


BY:  _______________________________
         E. L. DANIEL, President



DEREK RESOURCES (U.S.A.) INC.


BY:  ________________________________
     BARRY C. J. EHRL, President & CEO

                                   EXHIBIT "A"

Attached to and made a part of that certain Farmin Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA Inc., and Derek Resources (USA) Inc.

All lands are in Weston County, Wyoming

Description of Lands
--------------------

      Tract A

      Township 44 North, Range 60 West, 6th P.M.
      ------------------------------------------

      Section 6: Southwest Quarter, Northeast Quarter, East Half of the Northwest Quarter, and West Half of the Southeast Quarter (SW/4, NE/4, E/2 NW/4, W/2 SE/4).

      Section 7:     West Half, and West Half of the East Half (W/2, W/2 E/2).

      Section 18: South Half of the Southwest Quarter, and the Northwest Quarter (S/2 SW/4, NW/4).

      Section 19: West Half of West Half, Northeast Quarter of the Northwest Quarter (W/2 W/2, NE/4 NW/4).

      Township 44 North, Range 61 West, 6th P.M.
      ------------------------------------------

      Section 1:     Southeast Quarter (SE/4).

      Section 11: Southeast Quarter, East Half of the Northeast Quarter, and South Half of the Southwest Quarter (SE/4, E/2 NE/4, S/2 SW/4).

      Section 12:    All.

      Section 13: West Half, and South Half of the Southeast Quarter (W/2, S/2 SE/4).

      Section 14:    All.

      Section 22:    Northeast Quarter (NE/4).

      Section 23: North Half, Southeast Quarter, East Half of the Southwest Quarter (N/2, SE, E/2 SW/4).

      Section 24: North Half, Southeast Quarter, and East Half of the Southwest Quarter (N/2, SE/4, E/2 SW/4).

      Section 25: Northwest Quarter of the Northeast Quarter, North Half of the Northwest Quarter, Southwest Quarter of the Northwest Quarter, and Northwest Quarter of the Southwest Quarter (NW/4 NE/4, N/2 NW/4, SW/4 NW/4, NW/4 SW/4.

      Section 26: East Half of the Northeast Quarter, and Northeast Quarter of the Southeast Quarter (E/2 NE/4, NE/4 SE/4).

      Section 30:    West Half of the Northwest Quarter (W/4 NW/4).


      Tract B

      Township 44 North, Range 61 West, 6th P.M.
      ------------------------------------------

      Section 24:    Southeast Quarter of the Southeast Quarter (SE/4 SE/4).

      Section 24:    Northeast Quarter of the Southeast Quarter (NE/4 SE/4).

      Section 25: South Half of the Southwest Quarter, the Northeast Quarter of the Southwest Quarter, Northwest Quarter of the Southeast Quarter, East Half of the Northeast Quarter, Southwest Quarter of the Northeast Quarter, and Southeast Quarter of the Northwest Quarter (S/2 SW/4, NE/4 SW/4, NW/4 SE/4, E/4 NE/4, SW/4 NE/4, SE/4 NW/4).

      Tract C

      Township 44 North, Range 60 West, 6th P.M.
      ------------------------------------------

      Section 18:    North Half of the Southwest Quarter (N/2 SW/4).

      Township 44 North, Range 61 West, 6th P.M.
      ------------------------------------------

      Section 13: Northeast Quarter, and North Half of the Southeast Quarter (NE/4, N/2 SE/4).

      Tract D

      Township 44 North, Range 61 West, 6th P.M.
      ------------------------------------------

      Section 22:    Southeast Quarter (SE/4).

      Section 27:    West Half of the East Half (W/2 E/2).


      Tract E

      Township 44 North, Range 60 West, 6th P.M.
      ------------------------------------------

      Section 24:    Southeast Quarter of the Southeast Quarter (SE/4,SE/4).

            Additional Property Leased from the Federal Government
            ------------------------------------------------------

      Township 44 North, Range 61 West, 6th P.M.
      ------------------------------------------

      Section 1:     South Half of the Southwest Quarter (S/2 SW/4).

      Section 10:    Southwest Quarter of the Northeast Quarter (SW/4 NE/4).

      Section 10: West Half of the Southeast Quarter, Southeast Quarter of the Southeast Quarter (W/2 SE/4, SE/4 SE/4), excluding
                     13.77 acres in railroad right-of-way WyW0119068.

      Section 15: West Half of the East Half, East Half of the West Half, Northwest Quarter of the Northwest Quarter, Southwest Quarter of the Southwest Quarter (W/2 E/2, E/2 W/2, NW/4 NW/4, SW/4 SW/4).

      Section 15: East Half of the East Half (E/2 E/2), excluding 23.78 acres in railroad right-of-way WyW0119068.

      Section 25: Northeast Quarter of the Southeast Quarter, South half of the Southeast Quarter (NE/4 SE/4, S/2 SE/4).

      Section 26: Northwest Quarter of the Northeast Quarter, East Half of the Southwest Quarter (NW/4 NE/4, E/2 SW/4).

      Section 26: East Half of the Northwest Quarter, Southeast Quarter of the Southeast Quarter (E/2 NW/4, SE/4 SE/4), excluding
                     14.23 acres in railroad right-of-way WyW0119068.



Oil and Gas Leases subject to this Agreement
--------------------------------------------

      A. Oil and Gas Lease, dated January 10, 1981, by and between Donald B. Roberts, B.M. Stewart, and Sheri Vineyard, as Lessors, and Exoil Services, Inc., as Lessee, recorded in Book 87, Page 189, Official Records of Weston County, Wyoming.

      B. Oil and Gas Lease, dated effective August 31, 1958, by and between the U.S. Department of Interior, Bureau of Land Management, as Lessor, and Edel P. Smith, as Lessee, being identified as Lease Serial Number W-022180-A.

      C. Oil and Gas Lease, dated effective December 1, 1999, by and between the U.S. Department of Interior, Bureau of Land Management, as Lessor, and Cove Energy, as Lessee, being identified as Lease Serial Number W-149512.


Burdens on Production
---------------------

     Tract A      19.9501%
     Tract B      19.9501%
     Tract C      11.7875% (Based on 50% leased)
     Tract D      11.7875% (Based on 50% leased)
     Tract E      19.9501%

                        EXHIBIT "B" TO FARMIN AGREEMENT
                               LAK RANCH AREA/AMI



[GRAPHIC - FULL PAGE MAP OF DEREK RESOURCES CORPORATION LAK RANCH PROPERTY
           WESTON COUNTY WYOMING]

Original LAK Property and Adjoining Property
--------------------------------------------

DESCRIPTION OF PROPERTY

TRACT A
Township 44 North, Range 60 West, 6th P.M., Weston County, Wyoming
Section 6:     SW1/4, NE1/4, E1/2NW1/4, W1/2SE1/4
Section 7:     W1/2, W1/2E1/2
Section 18:    S1/2S W1/4, NW1/4
Section 19:    W1/2 W1/2, NE1/4NW1/4
Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 1:     SE1/4
Section 11:    SE1/4, E1/2NE1/4, S1/2SW1/4
Section 12:    All
Section 13:    W1/2, S1/2SE1/4
Section 14:    All
Section 22     NE1/4
Section 23     N1/2, SE, E1/2SW1/4
Section 24     N1/2, SE1/4, E1/2SW1/4
Section 25     NW1/4NE1/4, N1/2NW1/4, SW1/4NW1/4, NW1/4SW1/4
Section 26     E1/2NE1/4, NE1/4SE1/4
Section 30     W1/2NW1/4

TRACT B
Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 24:    SE1/4SE1/4
Section 24:    NE1/4SE1/4
Section 25:    S1/2SW1/4, NE1/4SW1/4, NW1/4SE1/4, E1/2NE1/4, SW1/4NE1/4,
               SE1/4NW1/4

TRACT C
Township 44 North, Range 60 West, 6th P.M., Weston County, Wyoming
Section 18:    N1/2SW1/4
Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 13:    NE1/4, N1/2SE1/4

TRACT D
Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 22:    SE1/4
Section 27:    W1/2E1/2

Additional Property Leased from the Federal Government
------------------------------------------------------

DESCRIPTION OF PROPERTY

Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 10:    SW1/4NE1/4
Section 10: W1/2SE1/4, SE1/4SE1/4, (Excluding 13.77 acres in railroad right-of-way WyW0119068)
Section 15:    W1/2E1/2, E1/2W1/2, NW1/4NW1/4, SW1/4SW1/4
Section 15:    E1/2E1/2(Excluding 23.87 acres in railroad right-of-way
               WyW0119068)
Section 25     NE1/4SE1/4, S1/2S1/4
Section 26:    NW1/4NE1/4, E1/2SW1/4
Section 26: E1/2NW1/4, SE1/4SE1/4(Excluding 14.23 acres in railroad right-of-way WyW0119068)

Additional Property Leased from Edel P. Smith and Accidental Oil Company
------------------------------------------------------------------------

DESCRIPTION OF PROPERTY

Township 44 North, Range 61 West, 6th P.M., Weston County, Wyoming
Section 1:     SW1/2 SW1/4

                                 EXHIBIT "D" TO
                           LAK RANCH FARMIN AGREEMENT
                            LAK RANCH PROGRAM SUMMARY

                            ENVIRONMENTAL COMPLIANCE

1. Oil spill occurred on December 20, 2001 as a result of high winds breaking the wire that held the bypass loop on the Jacuzzi pump. Approximately 9 to 10 barrels was displaced on the surface. Chuck Brothers were retained to handle the oil waste disposal which was completed on or about December 26, 2001.

2. On December 31, 2001, Mr. Jack Eslinger, a landowner with property near the LAK Ranch Project called the Derek LAK Ranch site office regarding water surfacing on his property. Dr. Paul Trost was consulted regarding the water seepage and informed Derek site staff that the water was ground water being pressured to the surface and that the water was not contaminated so that there need not be any concern in this regard. Derek did not shut down its LAK Ranch Project operation due to the water seepage as Derek had previously decided to shut down operations for financial reasons. In addition, Derek was in the process of applying for a surface water discharge permit, which was subsequently granted. There was no further contact with Mr. Eslinger with regard to this matter beyond his original call to the LAK Ranch site office until mid-January of 2004, when Mr. Eslinger spoke with the Derek site manager, Mr. Art Huckins. At this time, Mr. Eslinger expressed further concerns about the water damage to his property. Derek acknowledges that it is Derek's responsibility to resolve this matter with Mr. Eslinger and Derek intends to do so without admitting any liability for the water damage.

                                       3
                                   EXHIBIT "E"

ATTACHED TO AND MADE A PART OF THAT CERTAIN FARMIN AGREEMENT DATED JANUARY 15, 2004, BY AND BETWEEN IVANHOE ENERGY (USA) INC. AND DEREK RESOURCES (U.S.A.) INC.


                            LAK RANCH PROGRAM DETAILS

                                   PILOT PHASE

PROGRAM SUMMARY

      o   Cycle steam existing horizontal producer
      o   Drill approx. 5 vertical slim hole steam injection wells
      o   Test response from continuous steam injection
      o   Acquire and process high resolution 3-D seismic survey

          Estimated Pilot Cost - 1.1 MM$ (US$)
          Timeframe - 1.5 years starting in 1/1/2004

DISCUSSION

The intent of this phase is to test the technical feasibility of using thermal recovery methods to enhance the production of the horizontal producing well completed in the Newcastle Sand on the LAK Ranch.

The existing horizontal producing well will be tested in a cyclic steam mode using a conventional beam pump to produce the well. This portion of the program is estimated to take approximately six months. After evaluating the cyclic results, a continuous steam injection program will be evaluated using five vertical steam injection wells completed up dip of the horizontal well. After one year of continuous injection there should be enough data to support the go-forward decision.

During this phase, and depending on performance of the above injection program, a 3-D seismic program will be conducted over prospective acreage on the LAK Ranch in order to more accurately map the geologic features and support the exploitation of oil reserves on this project. In order to resolve the stratigraphic variability, and successfully identify the productive zones, an ultra-high resolution survey will be obtained. We estimate that a project of 4-5 square miles of 3-D seismic data may be acquired and processed for $500,000 US. At a minimum, Ivanhoe will spend 250 M$US acquiring and processing seismic data during the Pilot Phase. It is estimated that the geophysical program will take a minimum of 6 months and is scheduled for the later half of 2004.

                                    PHASE I

PROGRAM SUMMARY

      o   Drill three horizontal producers
      o   Drill approx. 15 vertical slim hole steam injection wells
      o   Drill six temperature observation wells
      o   Drill six delineation wells
      o Expand existing facility infrastructure (well testing, water treatment and steam generation).
      o   Drill approximately six delineation wells to test 3-D geological model

          Estimated Phase I Cost - 5.8 MM$ (US$)
          Estimated Cumulative (Pilot +Phase I) Cost = 6.9MM$ (US$) Timeframe - 2 years starting on 7/1/2005

DISCUSSION

During Phase I three additional horizontal producers will be drilled along with 15 vertical steam injection wells and one water disposal well. The total drilling cost is estimated at 3.65 MM$ and will occur during 2005 (2.4 MM$) and 2006 (1.25 MM$). A detailed reservoir simulation model will be constructed and used to plan the Phase I reservoir development.

The existing facility infrastructure should be maximized with a total of four horizontal producers with some modifications. The modifications that are anticipated are purchasing a 50 MMBTU/hr steam generator, building a water plant to process produced water for generator feed water, adding well test equipment, modifying the heater treater with fire tubes, adding a free water knockout and installing a LACT. Facility costs are anticipated to total 1.6 MM$ and occur mainly during 2005 (1.5 MM$).

                                  EXHIBIT "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN FARMIN AGREEMENT DATED JANUARY 15, 2004, BY AND BETWEEN IVANHOE ENERGY (USA) INC. (IVAN), AS OPERATOR AND DEREK RESOURCES (U.S.A.) INC., AS NON-OPERATOR.




                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT




                               OPERATING AGREEMENT

                                      DATED


                                JANUARY 15, 2004,
                                ----------- -----
                                            year

OPERATOR            IVANHOE ENERGY (USA) INC.
                    ------------------------------------------------------------



CONTRACT AREA       PURSUANT TO THE FARMIN AGREEMENT REFERENCED ABOVE

                    ------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



COUNTY OR PARISH OF  WESTON , STATE OF  WYOMING
                     -------            -------



                                      COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                      AMERICAN ASSOCIATION OF PETROLEUM
                                      LANDMEN, 4100 FOSSIL CREEK BLVD.
                                      FORT WORTH, TEXAS, 76137, APPROVED FORM.

                                                 A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

Article                                 Title                               Page
-------                                 -----                               ----
    I.  DEFINITIONS............................................................1
   II.  EXHIBITS...............................................................1
  III.  INTERESTS OF PARTIES...................................................2
        B.  INTERESTS OF PARTIES IN COSTS AND PRODUCTION:......................2
        C.  SUBSEQUENTLY CREATED INTERESTS: ...................................2
   IV.  TITLES.................................................................2
        A.  TITLE EXAMINATION:.................................................2
        B.  LOSS OR FAILURE OF TITLE:..........................................3
              3.  Losses.......................................................3
    V.  OPERATOR...............................................................4
        A.  DESIGNATION AND RESPONSIBILITIES OF OPERATOR:......................4
        B.  RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR: ....4
              1.  Resignation or Removal of Operator...........................4
              2.  Selection of Successor Operator..............................4
              3.  Effect of Bankruptcy.........................................4
        C.  EMPLOYEES AND CONTRACTORS: ........................................4
        D.  RIGHTS AND DUTIES OF OPERATOR: ....................................4
              1.  Competitive Rates and Use of Affiliates......................4
              2.  Discharge of Joint Account Obligations.......................4
              3.  Protection from Liens........................................4
              4.  Custody of Funds.............................................5
              5.  Access to Contract Area and Records..........................5
              6.  Filing and Furnishing Governmental Reports...................5
              7.  Drilling and Testing Operations..............................5
              8.  Cost Estimates...............................................5
              9.  Insurance....................................................5
   VI.  DRILLING AND DEVELOPMENT...............................................5
              1.  Proposed Operations..........................................5
              2.  Operations by Less Than All Parties..........................6
              3.  Stand-By Costs...............................................7
              4.  Deepening....................................................8
              5.  Sidetracking.................................................8
              6.  Order of Preference of Operations............................8
              7.  Paying Wells.................................................9
        C.  COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:..................9
              1.  Completion...................................................9
              2.  Rework, Recomplete or Plug Back..............................9
        D.  OTHER OPERATIONS:..................................................9
        E.  ABANDONMENT OF WELLS:..............................................9
              1.  Abandonment of Dry Holes.....................................9
              2.  Abandonment of Wells That Have Produced.....................10
              3.  Abandonment of Non-Consent Operations.......................10
        F.  TERMINATION OF OPERATIONS:........................................10
        G.  TAKING PRODUCTION IN KIND:........................................10
              (Option 1) Gas Balancing Agreement Attached.....................10
  VII.  EXPENDITURES AND LIABILITY OF PARTIES.................................11
        A.  LIABILITY OF PARTIES: ............................................11
        B.  LIENS AND SECURITY INTERESTS:.....................................12
        C.  ADVANCES:.........................................................12
        D.  DEFAULTS AND REMEDIES:............................................12
              1.  Suspension of Rights........................................13
              2.  Suit for Damages............................................13
              3.  Deemed Non-Consent..........................................13
              4.  Advance Payment.............................................13
              5.  Costs and Attorneys' Fees...................................13
        E.  RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:.............13
        F.  TAXES:............................................................13
 VIII.  ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST......................14
        A.  SURRENDER OF LEASES:..............................................14
        B.  RENEWAL OR EXTENSION OF LEASES:...................................14
        C.  ACREAGE OR CASH CONTRIBUTIONS:....................................14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                TABLE OF CONTENTS

        D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST: ......................15
        E. WAIVER OF RIGHTS TO PARTITION:.....................................15
        F. PREFERENTIAL RIGHT TO PURCHASE:....................................15
   IX.  INTERNAL REVENUE CODE ELECTION........................................15
    X.  CLAIMS AND LAWSUITS...................................................15
   XI.  FORCE MAJEURE.........................................................16
  XII.  NOTICES...............................................................16
 XIII.  TERM OF AGREEMENT.....................................................16
  XIV.  COMPLIANCE WITH LAWS AND REGULATIONS..................................16
        A. LAWS, REGULATIONS AND ORDERS:......................................16
        B. GOVERNING LAW:.....................................................16
        C. REGULATORY AGENCIES: ..............................................16
   XV.  MISCELLANEOUS.........................................................17
        A. EXECUTION:.........................................................17
        B. SUCCESSORS AND ASSIGNS:............................................17
        C. COUNTERPARTS:......................................................17
        D. SEVERABILITY.......................................................17
  XVI.  OTHER PROVISIONS......................................................17
        A. ADDITIONAL PARTIES:................................................17
        B. BILLING ADDITIONAL INTERESTS:......................................17
        C. WORKOVER OPERATIONS:...............................................17
        D. SEQUENCE OF FURTHER OPERATIONS:....................................17
        E. MEMORANDUM OF OPERATING AGREEMENT:.................................18
        F. HEADINGS:..........................................................18
        G. CONFIDENTIALITY OF INFORMATION:....................................18
        H. NEWS RELEASES:.....................................................18
        I. LANDS EXCLUDED FROM THIS AGREEMENT:................................18
        J. CONFLICT OF TERMS:.................................................18
        K. METERING OF PRODUCTION:............................................18
        L. COVENANT RUNNING WITH THE LAND/EXTENT OF OBLIGATIONS:..............18
        M. AUTHORITY FOR EXPENDITURE REQUIREMENTS:............................18

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                               OPERATING AGREEMENT


         THIS AGREEMENT, entered into by and between IVANHOE ENERGY (USA) INC. ____________________________, hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                   WITNESSETH:

         WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

         NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

         A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

         B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

         C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

         D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

         E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

         F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

         G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

         H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

         I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

         J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

         K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

         L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

         M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

         N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

         O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

         P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

         Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

         R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

         Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.
                                    EXHIBITS

         The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X        A. Exhibit "A," shall include the following information:

            (1)   Description of lands subject to this agreement,

            (2)   Restrictions, if any, as to depths, formations, or substances,

            (3) Parties to agreement with addresses and telephone numbers for notice purposes,

            (4) Percentages or fractional interests of parties to this agreement,

            (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

            (6)   Burdens on production.


X        C. Exhibit "C," Accounting Procedure.

X        D. Exhibit "D," Insurance.

X        E. Exhibit "E," Gas Balancing Agreement.

X        F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
            Facilities.

X        H. Other: MEMORANDUM OF OPERATING AGREEMENT

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.
                              INTERESTS OF PARTIES

B.  INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

         Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

         Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, 20% and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

         No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

         Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C.  SUBSEQUENTLY CREATED INTERESTS:

         If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

         The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES

A.  TITLE EXAMINATION:

         Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

         Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

         No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS OR FAILURE OF TITLE:

         3. Losses: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                   ARTICLE V.
                                    OPERATOR

A.  DESIGNATION AND RESPONSIBILITIES OF OPERATOR:


         IVANHOE ENERGY (USA) INC. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

         1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

         Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

         2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

         3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C.  EMPLOYEES AND CONTRACTORS:

         The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D.  RIGHTS AND DUTIES OF OPERATOR:

         1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

         2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

         3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

         4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

         5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

         6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

         7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial
Well:

         (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

         (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

         (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

         8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

         9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

         In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT

         Pursuant to the Farmin Agreement to which this Operating Agreement is attached.

         1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

         If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

         2. Operations by Less Than All Parties:

         (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

         If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

         (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:


         (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

         (ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

         Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

         (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking, Recompletion or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 200% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this
Article VI.B. shall be applicable as between said Consenting Parties in said well.

         (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

         In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

         Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

         If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

         3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

         In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

         4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

         In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

         (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

         (b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

         The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

         5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

         (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

         (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

         6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, (exclusive of Saturday, Sunday and legal holidays), from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.


         7. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of parties with majority interest in percentage of that have not relinquished interests in the well at the time of such operation.

C.  COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

         1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

    [X] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in
         Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

         2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D.  OTHER OPERATIONS:

         Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of TWENTY-FIVE THOUSAND Dollars ($25,000.00 ) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of TWENTY-FIVE THOUSAND Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this
Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E.  ABANDONMENT OF WELLS:

         1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

         2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as capable of production, whether or not such well has produced, shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

         Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

         Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

         3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F.  TERMINATION OF OPERATIONS:

         Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 75% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G.  TAKING PRODUCTION IN KIND:


    [X]  OPTION NO. 1: GAS BALANCING AGREEMENT ATTACHED

            Each party shall have the right to take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.


            Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

            If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one
         (1) year.

            Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

            All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

            In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportion- ate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.


                                  ARTICLE VII.

                      EXPENDITURES AND LIABILITY OF PARTIES

A.  LIABILITY OF PARTIES:

         The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

B.  LIENS AND SECURITY INTERESTS:

         Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

         To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

         Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

         To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

         If any party fails to pay its share of cost within one hundred twenty
(120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

         If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

         Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C.  ADVANCES:

         Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.  DEFAULTS AND REMEDIES:

         If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

         1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

         2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

         3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.

         Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

         4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

         5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E.  RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

         Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

         Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.  TAXES:

         Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

         Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE VIII.
                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.  SURRENDER OF LEASES:

         The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

         However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

         Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. RENEWAL OR EXTENSION OF LEASES:

         If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

         If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

         If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

         The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

         The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C.  ACREAGE OR CASH CONTRIBUTIONS:

         While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.  ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:

         For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

         1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

         2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

         Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

         If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. WAIVER OF RIGHTS TO PARTITION:

         If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.  PREFERENTIAL RIGHT TO PURCHASE:

    [ ]  (Optional; Check if applicable.)

         Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.

                                   ARTICLE IX.
                         INTERNAL REVENUE CODE ELECTION

         If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation ss.1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                               CLAIMS AND LAWSUITS

         Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed TWENTY-FIVE THOUSAND Dollars ($25,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                   ARTICLE XI.
                                  FORCE MAJEURE

         If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

         The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                     NOTICES

         All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                  ARTICLE XIII.
                                TERM OF AGREEMENT

         This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.


    [X] Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

         The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

         Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.
                      COMPLIANCE WITH LAWS AND REGULATIONS

A.  LAWS, REGULATIONS AND ORDERS:

         This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.  GOVERNING LAW:

         THIS AGREEMENT AND ALL MATTERS PERTAINING HERETO, INCLUDING BUT NOT LIMITED TO MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATION OR CONSTRUCTION, SHALL BE GOVERNED AND DETERMINED BY THE LAW OF THE STATE IN WHICH THE CONTRACT AREA IS LOCATED. IF THE CONTRACT AREA IS IN TWO OR MORE STATES, THE LAW OF THE STATE OF WYOMING SHALL GOVERN.


C.  REGULATORY AGENCIES:

         Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

         With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.
                                  MISCELLANEOUS

A.  EXECUTION:

         This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B.  SUCCESSORS AND ASSIGNS:

         This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C.  COUNTERPARTS:

         This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.  SEVERABILITY:

         For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.
                                OTHER PROVISIONS


Notwithstanding any other provision contained in Articles I through XV to the contrary,

A.  ADDITIONAL PARTIES:

         There shall be no obligation on the Operator hereof to perform to a multiplicity of parties succeeding to the interest of the parties hereto. Therefore, in exercising any option, election, consent, notice, acceptance, declination or other right of performance, the respective successors in interest shall act as a unit and shall, moreover, designate one of their number to whom all notices and performance may be tendered and from whom all notices and performance may be obtained and exacted, respectively.

B.  BILLING ADDITIONAL INTERESTS:

         The parties further agree that in no event during the term of this agreement shall Operator be required to make more than one (1) billing for the entire interest credited to each Party hereunder. It is further agreed that if any Party to this Agreement, hereinafter referred to as "Selling Party", disposes of part of the interest credited to it hereunder, the Selling Party will be solely responsible for billing its assignee(s), and shall remain primarily liable to the other party for the interest(s) assigned and shall make prompt payment to Operator for the entire amount of statements and billings rendered to it. It is further understood and agreed that if Selling Party disposes of all its interest as set out hereunder, whether to one or several assignees, Operator shall continue to issue statements and billings to the Selling Party for the interest conveyed until such time as Selling Party has designated and qualified one assignee to receive the billing for the entire interest. In order to qualify one assignee to receive the billing for the entire interest credited to the Selling Party hereunder, Selling Party shall furnish to Operator the following:

         1. Written notice of the conveyance and photostatic or certified copies of the recorded assignments by which the transfer was made.

         2. The name of the assignee to be billed and a written statement signed by the assigned to be billed in which it consents to receive statements and billings for the entire interest credited to Selling Party on Exhibit "A" hereunder.

         3. Written consent from all assignees evidencing their consent to have the designee act on their behalf as hereinabove provided.

C.  WORKOVER OPERATIONS:

         It is agreed that without the mutual consent of all parties, no workover or other operations will be conducted under the provisions of Article VI so long as any completion in the well proposed to be worked over is producing in paying quantities.

D.  SEQUENCE OF FURTHER OPERATIONS:

         It is agreed that where a well, which has been authorized under the terms of this agreement, by all parties, or by one or more, but less than all parties under Paragraph VI.B. (1) or (2), shall have been drilled to the objective depth or the objective formation, and the parties participating in the well cannot mutually agree upon the sequence and timing of further operations regarding said well, the following elections shall control in the order enumerated hereafter, to wit:

         1. An election to do additional logging, coring or testing;

         2. An election to attempt to complete the well at either the objective depth or objective formation;

         3. An election to plug back and attempt to complete said well;

         4. An election to sidetrack the well;

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         5. An election to deepen said well; and

         6. An election to plug and abandon said well.


         If at the time said participating parties are considering any of the above elections, the hole is in such a condition that a reasonably prudent Operator would not conduct the operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing the same prior to completing the well in the objective depth or objective formation, such election shall not be given the priority hereinabove set forth.

E.  MEMORANDUM OF OPERATING AGREEMENT:

         Parties agree to execute a memorandum of this Agreement simultaneously with the execution of this Agreement, which shall be recorded by Operator in each County in which lands comprising all or any part of the Contract Area hereunder are situated. Operator will prepare the memorandum of this Agreement and circulate same to the Non-Operator for execution. Upon recording, Operator will provide recordation information to Non-Operator for its records. A form of said Memorandum, which is attached as Exhibit "H" hereto, shall include a reference to the pertinent substantive provisions of this Agreement, including the Gas Balancing Agreement.

F.  HEADINGS:

         All headings in this agreement are for reference purposes only and have no binding effect on the terms, conditions or provisions of this Agreement.

G.  CONFIDENTIALITY OF INFORMATION:

         All geophysical, geological or engineering data acquired by the parties under this Agreement, as a result of joint operations conducted hereunder, shall be kept CONFIDENTIAL by the parties unless the release of such information to a third party is agreed upon by the parties or is required by law; however, it is agreed that such data may be released to a third party if such third party is a consultant of any party or provided such third party is a prospective partner of such party or is a prospective purchaser of all or any portion of such parties interest. The term during which information is to be kept SECRET AND CONFIDENTIAL shall coincide with the term of this Agreement or for a period of one (1) years from the date of this Agreement, whichever is later. Unless otherwise provided above, any release of information to a third party must have the prior written consent of all parties hereto, but in any event, said third party must agree in writing to be bound by the provisions of this paragraph.

         Nothing herein shall prohibit any party from disclosing necessary information to its affiliate company or whatever information in such manner as may be required by statute, rule or regulation, including the rules and regulations of any stock exchange on which any securities of such party or any affiliate are traded; nor shall any party be prohibited by the terms hereof form disclosing information acquired under this agreement to any financial institution providing or proposing to provide financing to the disclosing party.

H.  NEWS RELEASES:

         Any party hereto or any related party desiring to issue a news release concerning operations conducted within the Contract Area, shall provide the other party(ies) hereto with copies of the proposed release and no such news release shall be issued without first obtaining the written consent of all parties hereto, which consent shall not be unreasonably withheld. Notwithstanding the immediately preceding sentence, no prior consent shall be required for any news release required by law and/or the Securities and Exchange Commission. The only exception to the foregoing shall be that in the event of an emergency involving extensive property damage, operations failure, loss of human life or other clear emergency, the Operator is authorized to furnish such minimum, strictly factual information as shall be necessary to satisfy the legitimate public interest on the part of the press and duly constituted authorities if time does not permit the obtaining of prior approval by the other parties hereto. The Operator shall thereupon promptly advise the other parties hereto of the information so furnished.

I.  LANDS EXCLUDED FROM THIS AGREEMENT:

         In the event that lands covered by a lease or a portion thereof which were initially subject to this Agreement, but in accordance with the terms hereof are no longer subject to this Agreement, and such lands are acquired by one or more parties to this Agreement (provided that at such time two (2) or more parties are signatories to this Agreement), such leasehold or contractual rights and the leasehold covered thereby shall be governed by an operating agreement identical to this Agreement, except that such operating agreement shall be revised to reflect the parties thereto and their percentage ownership, the Contract Area and the Operator, if different.

J.  CONFLICT OF TERMS:

         This Agreement is made expressly subject to the Farmin agreement dated
January   , 2004, by and between Ivanhoe Energy (USA) Inc., Derek Resources
(U.S.A.) ,Inc., and the parties hereto shall be bound by the terms and conditions contained in said Agreement. In the event that any of the terms of this Operating Agreement conflict with the terms of the Farmin Agreement, the parties hereto agree that the terms of the Farmin Agreement shall prevail.

K.  METERING OF PRODUCTION:

         If a diversity of the working interest ownership in production from a lease subject to this Agreement occurs as a result of operations by less than all parties pursuant to the provisions of this Agreement, it is agreed that the oil, gas or other hydrocarbons produced from the well or wells completed by the consenting party or parties shall be separately measured either by well test or by standard metering equipment (to be properly tested periodically for accuracy), at the option of the Operator, and that the setting of a separate tank battery will not be required unless the purchaser of the production or a governmental regulatory body having jurisdiction will not approve metering for separately measuring the production.

L.  COVENANT RUNNING WITH THE LAND/EXTENT OF OBLIGATIONS:

         Should any party hereto sell or transfer any or all of its leasehold estate committed to this Agreement, the obligations, terms and covenants hereof shall be considered covenants running with the land and shall inure to and be binding upon the parties hereto, their respective heirs, devisees, legal representatives, successors and assigns. The transferring party shall remain bound to and liable for the performance of obligations and covenants of this Agreement until the transferee executes and agrees to become a party to this Agreement. Should any such transferee fail to assume all of the obligations and covenants of this Agreement, then the transferring party remains bound to the other parties to this agreement for the performance of all obligations, covenants and indemnifications hereof.

M.  AUTHORITY FOR EXPENDITURE REQUIREMENTS:

         Notwithstanding anything herein to the contrary, the proposing party will furnish both a detailed Authority For Expenditure and a detailed program for each proposed operation that is estimated to exceed Twenty-Five Thousand Dollars ($25,000.00) For purposes of this provision, "detailed" shall mean information understood by the proposing party to be reasonably necessary for the receiving party to make an informed decision, but in no event shall the proposing party be required to furnish information beyond what is deemed reasonable and prudent in the industry.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

         IN WITNESS WHEREOF, this agreement shall be effective as of the 15th day of January, 2004.

__________________________________________________ , who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles ____________________________________________ , have been made to the form.


ATTEST OR WITNESS:                           OPERATOR


                                             IVANHOE ENERGY (USA) INC.


                                        By
------------------------------------         -----------------------------------

------------------------------------         -----------------------------------
                                             Type or print name

                                             Title
                                                   -----------------------------
                                             Date
                                                   -----------------------------

                                             Tax ID or S.S. No.   77-0492835
                                                                ----------------


                                  NON-OPERATORS


                                             DEREK RESOURCES (U.S.A.) INC.


                                        By
------------------------------------         -----------------------------------

------------------------------------         -----------------------------------
                                             Type or print name

                                             Title
                                                   -----------------------------
                                             Date
                                                   -----------------------------

                                             Tax ID or S.S. No.
                                                                ----------------

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                 ACKNOWLEDGMENTS

         Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of                   )
         -----------------
                           ) ss.
County of                  )
          ----------------

         This instrument was acknowledged before me on

                                        by
---------------------------------------    ------------------------------------


(Seal, if any)
                                     -------------------------------------------

                                     Title (and Rank)
                                                      --------------------------

                                     My commission expires:
                                                            --------------------



Acknowledgment in representative capacity:

State of                   )
         -----------------
                           ) ss.
County of                  )
          ----------------

     This instrument was acknowledged before me on

                                       by                                     as
-------------------------------------      -------------------------------------
                  of                                                           .
-----------------    ----------------------------------------------------------


(Seal, if any)
                                     -------------------------------------------

                                     Title (and Rank)
                                                      --------------------------

                                     My commission expires:
                                                            --------------------

                                   EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA Inc., as Operator, and Derek Resources (USA) Inc. as Non-Operators.

All lands are in Weston County, Wyoming

1.   Description of Lands
     --------------------

     Tract A
     Township 44 North, Range 60 West, 6th P.M.
     ------------------------------------------
     Section 6: Southwest Quarter, Northeast Quarter, East Half of the Northwest Quarter, and West Half of the Southeast Quarter (SW/4, NE/4, E/2 NW/4, W/2 SE/4).
     Section 7:   West Half, and West Half of the East Half (W/2, W/2 E/2).
     Section 18: South Half of the Southwest Quarter, and the Northwest Quarter (S/2 SW/4, NW/4).
     Section 19: West Half of West Half, Northeast Quarter of the Northwest Quarter (W/2 W/2, NE/4 NW/4).

     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 1:   Southeast Quarter (SE/4).
     Section 11: Southeast Quarter, East Half of the Northeast Quarter, and South Half of the Southwest Quarter (SE/4, E/2 NE/4, S/2 SW/4).
     Section 12:  All.
     Section 13: West Half, and South Half of the Southeast Quarter (W/2, S/2 SE/4).
     Section 14:  All.
     Section 22:  Northeast Quarter (NE/4).
     Section 23: North Half, Southeast Quarter, East Half of the Southwest Quarter (N/2, SE, E/2 SW/4).
     Section 24: North Half, Southeast Quarter, and East Half of the Southwest Quarter (N/2, SE/4, E/2 SW/4).
     Section 25: Northwest Quarter of the Northeast Quarter, North Half of the Northwest Quarter, Southwest Quarter of the Northwest Quarter, and Northwest Quarter of the Southwest Quarter (NW/4 NE/4, N/2 NW/4, SW/4 NW/4, NW/4 SW/4.
     Section 26: East Half of the Northeast Quarter, and Northeast Quarter of the Southeast Quarter (E/2 NE/4, NE/4 SE/4).
     Section 30:  West Half of the Northwest Quarter (W/4 NW/4).

     Tract B
     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 24:  Northeast Quarter of the Southeast Quarter (NE/4 SE/4).
     Section 25: South Half of the Southwest Quarter, the Northeast Quarter of the Southwest Quarter, Northwest Quarter of the Southeast Quarter, East Half of the Northeast Quarter, Southwest Quarter of the Northeast Quarter, and Southeast Quarter of the Northwest Quarter (S/2 SW/4, NE/4 SW/4, NW/4 SE/4, E/4 NE/4, SW/4 NE/4, SE/4 NW/4).

     Tract C
     Township 44 North, Range 60 West, 6th P.M.
     ------------------------------------------
     Section 18:  North Half of the Southwest Quarter (N/2 SW/4).

     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 13: Northeast Quarter, and North Half of the Southeast Quarter (NE/4, N/2 SE/4).

     Tract D
     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 22:  Southeast Quarter (SE/4).
     Section 27:  West Half of the East Half (W/2 E/2).

     Tract E
     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 24:  Southeast Quarter of the Southeast Quarter (SE/4 SE/4).

     Additional Property Leased from the Federal Government
     ------------------------------------------------------

     Township 44 North, Range 61 West, 6th P.M.
     ------------------------------------------
     Section 1:   South Half of the Southwest Quarter (S/2 SW/4).
     Section 10:  Southwest Quarter of the Northeast Quarter (SW/4 NE/4).
     Section 10: West Half of the Southeast Quarter, Southeast Quarter of the Southeast Quarter (W/2 SE/4, SE/4 SE/4), excluding 13.77 acres in railroad right-of-way WyW0119068.
     Section 15: West Half of the East Half, East Half of the West Half, Northwest Quarter of the Northwest Quarter, Southwest Quarter of the Southwest Quarter (W/2 E/2, E/2 W/2, NW/4 NW/4, SW/4 SW/4).
     Section 15: East Half of the East Half (E/2 E/2), excluding 23.78 acres in railroad right-of-way WyW0119068.
     Section 25: Northeast Quarter of the Southeast Quarter, South half of the Southeast Quarter (NE/4 SE/4, S/2 SE/4).
     Section 26: Northwest Quarter of the Northeast Quarter, East Half of the Southwest Quarter (NW/4 NE/4, E/2 SW/4).
     Section 26: East Half of the Northwest Quarter, Southeast Quarter of the Southeast Quarter (E/2 NW/4, SE/4 SE/4), excluding 14.23 acres in railroad right-of-way WyW0119068.

2.   Restriction as to depths
     ------------------------
     None

3. Parties To This Agreement With Addresses And Telephone Numbers For Notice Purposes:
     ------------------------------------------------------------------
         Ivanhoe:                   Ivanhoe Energy (USA) Inc.
         --------
         Mailing Address:           P.O. Box 9279
                                    Bakersfield, California 93389

         Street Address:            5060 California Avenue
                                    Suite 400
                                    Bakersfield, California 93309

         Attention:                 Robert Coffey

         Telephone:                 661-869-8332

         Facsimile:                 661-869-2820

         e-mail:                    rcoffey@ivanhoeenergy.com

         Copy to:                   Oscar Blake, General Counsel

         Derek:                     Derek Oil & Gas Corporation
         ------
         Street Address:            Suite 1550, 355 Burrard Street
                                    Vancouver, B.C., Canada V6C 2GB

         Attention:                 Barry C.J. Ehrl

         Telephone:                 604-331-1757

         Facsimile:                 604-669-5193

         e-mail:                    info@derekresources.com

4.   Percentages or fractional interest of parties to this Agreement
     ---------------------------------------------------------------
     Pursuant to the LAK Ranch Farmin Agreement to which this Operating Agreement is attached.

5.   Oil and Gas Leases subject to this Agreement
     --------------------------------------------
     A. Oil and Gas Lease, dated January 10, 1981, by and between Donald B. Roberts, B.M. Stewart, and Sheri Vineyard, as Lessors, and Exoil Services, Inc., as Lessee, recorded in Book 87, Page 189, Official Records of Weston County, Wyoming.

     B. Oil and Gas Lease, dated effective August 31, 1958, by and between the U.S. Department of Interior, Bureau of Land Management, as Lessor, and Edel P. Smith, as Lessee, being identified as Lease Serial Number W-022180-A.

     C. Oil and Gas Lease, dated effective December 1, 1999, by and between the U.S. Department of Interior, Bureau of Land Management, as Lessor, and Cove Energy, as Lessee, being identified as Lease Serial Number W-149512.

6.   Burdens on Production
     ---------------------
     Tract A      19.9501%
     Tract B      19.9501%
     Tract C      11.7875% (Based on 50% leased)
     Tract D      11.7875% (Based on 50% leased)
     Tract E      19.9501%

                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS

                                  EXHIBIT " C "

Attached to and made a part of that certain Operating Agreement,dated January 15, 2004, by and between IVANHOE ENERGY (USA) INC., as Operator and DEREK RESOURCES (U.S.A.) INC. as Non-Operator ______________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________



                              ACCOUNTING PROCEDURE

                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.       DEFINITIONS

         "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

         "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

         "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

         "Operator" shall mean the party designated to conduct the Joint Operations.

         "Non-Operators" shall mean the Parties to this agreement other than the Operator.

         "Parties" shall mean Operator and Non-Operators.

         "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

         "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

         "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

         "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

         "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.       STATEMENT AND BILLINGS

         Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.



3.       ADVANCES AND PAYMENTS BY NON-OPERATORS

         A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen
               (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

         B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at BANK OF AMERICA on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.



4.       ADJUSTMENTS

         Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in
         Section V.

     COPYRIGHT (C) 1985 BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES.

                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS


5.       AUDITS

         A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

         B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.



6.       APPROVAL BY NON-OPERATORS

         Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.       ECOLOGICAL AND ENVIRONMENTAL

         Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.       RENTALS AND ROYALTIES

         Lease rentals and royalties paid by Operator for the Joint Operations.

3.       LABOR

         A.    (1)   Salaries and wages of Operator's field employees directly
                     employed on the Joint Property in the conduct of Joint
                     Operations.

               (2)   Salaries of First level Supervisors in the field.

               (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

               (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

         B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

         C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

         D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

4.       EMPLOYEE BENEFITS

         Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus,and other benefit plans of a like nature applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS


5.       MATERIAL

         Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.       TRANSPORTATION

         Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

         A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

         B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

         C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.       SERVICES

         The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.       EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

         A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed TEN percent (10%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

         B. In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.       DAMAGES AND LOSSES TO JOINT PROPERTY

         All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.      LEGAL EXPENSE

         Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.      TAXES

         All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.


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                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS

12.      INSURANCE

         Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.      ABANDONMENT AND RECLAMATION

         Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.      COMMUNICATIONS

         Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.      OTHER EXPENDITURES

         Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

1.       OVERHEAD - DRILLING AND PRODUCING OPERATIONS

         i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

               (X)   Fixed Rate Basis, Paragraph lA, or

               ( )   Percentage Basis, Paragraph lB

               Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

         ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
               Property:

               ( )   shall be covered by the overhead rates, or

               (X)   shall not be covered by the overhead rates.

         iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property, irrespective of where such employee is located.

               ( )   shall be covered by the overhead rates, or

               (X)   shall not be covered by the overhead rates.

         A.    Overhead - Fixed Rate Basis

               (1) Operator shall charge the Joint Account at the following rates per well per month:

                     Drilling Well Rate $10,000 - HORIZONTAL WELL; $6,000 - VERTICAL WELL
                     (Prorated for less than a full month)

                     Producing Well Rate $1,000 - HORIZONTAL WELL; $700 - VERTICAL INJECTOR OR PRODUCER.

               (2) Application of Overhead - Fixed Rate Basis shall be as follows:

                     (a)   Drilling Well Rate

                           (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever


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                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS


                                 is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.



                           (2) Charges for wells undergoing any type of workover or recompletion for a period of five
                                 (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.


                     (b)   Producing Well Rates

                           (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                           (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                           (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                           (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                           (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

               (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2.       OVERHEAD - MAJOR CONSTRUCTION

         To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

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                                                      COPAS   1984   ONSHORE
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                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS


         Account for overhead based on the following rates for any Major Construction project in excess of $_______________________:

         A.    5% of first $100,000 or total cost if less, plus

         B.    3% of costs in excess of $100,000 but less than $1,000,000, plus

         C.    2% of costs in excess of $1,000,000.

         Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.       CATASTROPHE OVERHEAD

         To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

         A.    5% of total costs through $100,000; plus

         B.    3% of total costs in excess of $100,000 but less than $1,000,000;
               plus

         C.    2% of total costs in excess of $1,000,000.

         Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.       AMENDMENT OF RATES

         The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.       PURCHASES

         Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.       TRANSFERS AND DISPOSITIONS

         Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

         A.   New Material (Condition A)

               (1)   Tubular Goods Other than Line Pipe

                     (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

                     (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000


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                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS

                           pound Oil Field Haulers Association interstate truck rate shall be used.

                     (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                     (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

               (2)   Line Pipe

                     (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                     (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                     (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

                     (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

               (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

               (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(l) and (2).

         B.    Good Used Material (Condition B)

               Material in sound and serviceable condition and suitable for reuse without reconditioning:

               (1)   Material moved to the Joint Property

                     At seventy-five percent (75%) of current new price, as determined by Paragraph A.

               (2)   Material used on and moved from the Joint Property

                     (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

                     (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

               (3)   Material not used on and moved from the Joint Property



                     At seventy-five percent (75%) of current new price as determined by Paragraph A.

               The cost of reconditioning, if any, shall be absorbed by the transferring property.

         C.    Other Used Material

               (1)   Condition C

                     Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.


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                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS


               (2)   Condition D

                     Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                     (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                     (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

               (3)   Condition E

                     Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

         D.    Obsolete Material

               Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

         E.    Pricing Conditions

               (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25(cent)) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

               (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.       PREMIUM PRICES

         Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.       WARRANTY OF MATERIAL FURNISHED BY OPERATOR

         Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.       PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.       RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

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                                                      COPAS   1984   ONSHORE
                                                      Recommended by the Council
                                                      of Petroleum Accountants
                                                      Societies

                                                      COPAS

         overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.       SPECIAL INVENTORIES

         Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.       EXPENSE OF CONDUCTING INVENTORIES

         A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

         B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.


                                     - 9 -
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                                   EXHIBIT "D"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA) Inc., as Operator and Derek Resources (U.S.A.) Inc. as Non-Operator.

                                    INSURANCE

1. At all times during the conduct of operations hereunder, Operator shall maintain in force the following minimum limits of insurance at the expense of, and for the benefit of the Joint Account:

      Pursuant to Insurance Requirements, as provided under Article XIII of the Farmin Agreement, of which this Operating Agreement is attached to and made a part thereof.

                                   EXHIBIT "E"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA) Inc., as Operator and Derek Resources (U.S.A.) Inc., as Non-Operator.

                             Gas Balancing Agreement
                                     Onshore

I.    Definitions

      A.    "Agreement" shall mean this Gas Balancing Agreement.

      B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

      C.    "Contract Area" is the area affected by the Operating Agreement.

      D. "Gas" includes natural gas produced from a Well that produces Gas Well Gas, including all constituent parts of such natural gas, except liquid hydrocarbons and condensate recovered by primary separation equipment.

      E. "Gas Well Gas" is gas produced from a Well classified as a gas well by the regulatory body having jurisdiction.

      F. "Oil Well Gas" is gas produced from a Well classified as an oil well by the regulatory body having jurisdiction.

      G. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

      H. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

      I. "Well" is defined as each well subject to the Operating Agreement that produces Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the wellbore.

II.   Application of this Agreement

      The parties to the Operating Agreement to which this Gas Balancing Agreement is attached, own the working or operating interests in the Gas underlying the Contract Area covered by such Agreement and are entitled to share in the percentages therein as stated in the Operating Agreement.

      In accordance with the terms of the Operating Agreement, each party shall take its share of Gas produced from the Contract Area and market or otherwise dispose of same. In the event a party hereto does not take in kind or market its share of gas or has contracted to sell its share of Gas produced from the Contract Area to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Gas Balancing Agreement shall automatically become effective.

      The Operator has the duty to control Gas Production and the responsibility of administering the provisions of this Gas Balancing Agreement. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the intent that the Gas Production accounts of all parties are, to the extent practicable, to be or become Balanced.

III.  Storing and Making Up Gas Production

      A.    Right to Take and Market Gas

            During any period or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take that party's full share of the Gas produced from a Well located on the Contract Area, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well in the contract Area, resulting in such party becoming Underproduced

            (such party being herein referred to as an "Underproduced party") the other party or parties shall be entitled, but not required, to produce from said Well in the Contract Area and take or deliver to their respective purchaser(s), each month, all or a part of that portion of the allowable Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced party".

            Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced party or parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas who are also considered Overproduced.

            All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment, in accordance with their respective interests and subject to the terms of the above-described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

      B.    Making Up Underproduction

            Each party failing to market its share of the total volume of Gas produced or failing to take its full share of the total volume of Gas produced shall be considered Underproduced and shall be credited with Gas in storage equal to its percentage share of the total volume of Gas produced under this Agreement, less that portion of the Gas actually marketed or taken by such party, gas used in operations, vented, or lost. Any Underproduced party shall endeavor to bring its taking of Gas into a Balanced condition. Upon at least 30 days written notice to the Operator, any Underproduced party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented or lost). To allow an Underproduced party to balance, upon 30 days written notice, an Underproduced party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented, or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year or years during which this agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of gas attributable to the Overproduced party or parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this agreement may be in place, an amount up to an additional fifteen percent (15%) of the monthly quantity of Gas attributable to the Overproduced party or parties, beginning the first of the month immediately following the twenty (20) day written notice.

            If more than one Underproduced party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

      C.    Gas Balance Reporting

            Each party taking Gas shall furnish or cause to be furnished to the Operator a monthly written statement of Gas volumes taken and the identity of its Gas purchaser, if any, no later than twenty (20) days after the production month. Operator shall not be required to adjust its Gas accounting statements reflecting a different Gas purchaser until the first day of the month following the month in which such notice is received by the Operator. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. With respect to Gas purchased from or transported for more than one party by or through one pipeline connected to the Well, each party selling to or transporting through such one pipeline shall furnish to Operator or cause the pipeline owner to furnish to Operator monthly volume statements showing the split of ownership through such pipeline's sales or pipeline inlet meter during the preceding calendar month. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

            To determine respective volume of Gas taken by separate gas pipeline connected to the Well, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and well measurement equipment, which shall be in accordance with AGA requirements.

            Each party to this agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Gas Balancing Agreement.

      D.    Royalty and Production Tax

            At all times while Gas is produced from the Contract Area, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on its share of Gas production as if each party were taking or delivering to a Gas purchaser its share of Gas production. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments, and similar interests payable out of production.

            Each party producing and taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV.   Cash Settlement

      A.    Final Cash Balancing

            Should production of gas from the Contract Area be permanently discontinued before the gas accounts are balanced, the Operator shall make a final determination of the volume of the last accrued over- and underproduction, if any, as of the date of such permanent discontinuance and the identity of the party(s) who are over- or underproduced. A cash settlement will then be made between the Underproduced and Overproduced parties. In making such settlement, the Underproduced parties shall be paid a sum of money by the Overproduced parties equal to the value, computed as hereinafter set forth, of the unrecouped cumulative balance of overproduction, adjusted for applicable taxes and royalties theretofore paid.

            In determining the value of the unrecouped cumulative balance of overproduction, beginning with the most recent month in which the Overproduced parties took a volume of gas in excess of the quantity to which such parties were entitled (hereafter called "overage") the volume of overage during such month shall be multiplied times the actual prices received for such overage during such month. The same calculation shall be made for the next preceding month in which an overage occurred and for each preceding month (progressing backward in time) in which an overage occurred until the total volume of the overages for these months equals the total volume of the unrecouped cumulative balance of overproduction for purposes of the cash settlement herein contemplated. Within ninety (90) days of permanent discontinuance, the Operator will supply to the Non-Operator final volume gas balancing statements. Within one hundred twenty (120) days of permanent discontinuance, the Overproduced parties will pay or cause to be paid to the Underproduced parties their share of overage. Operator assumes no liability with respect to any such third party payments due any Underproduced party. If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.

      B.    Collection and Distribution

            Operator shall provide within thirty (30) days of permanent termination of Gas production a final accounting of the Gas balance to all parties hereto. Overproduced parties, within thirty (30) days of receipt of the final accounting of the Gas balance, shall provide Operator with a monthly statement of volume for each month during which overproduction occurred that has not been made-up. Within thirty (30) days after the receipt of such monthly statements for Overproduced parties, Operator shall calculate and invoice each Overproduced party for its share of the cash settlement, based on said volume statements, and the Cash Out Value due each Underproduced party. Overproduced parties shall make settlement, based on the invoiced amount, to the Operator within thirty (30) days after receipt of said invoice. Such payment shall relieve an Overproduced party of liability to any other party for the sums paid. Operator shall promptly distribute the funds it receives to the Underproduced parties in that production that each Underproduced party's volume of gas in storage bears to the total of all Underproduced parties volumes for Gas in storage.

      C.    Responsibility and Liability for Collection

            Operator shall not be liable to any Underproduced party for the failure of any Overproduced party to any amounts owned pursuant to the terms hereof. In the event that any party fails to pay any sum due under the terms hereof after demand therefore by the Operator, the Operator may turn responsibility for the collection of such sum to the party or parties to whom it is owned, and Operator shall have no further responsibility in the event that such sums are not paid. Any party shall have the right after expiration of thirty (30) days after the Operator shall have provided a final accounting of the Gas balance to all parties hereto to demand on thirty (30) days advance written notice to both Operator and all Overproduced parties that any payments due to such party for such party's Underproduced volumes shall be paid directly to such party by the Overproduced party(s), rather than being paid through Operator. In the event that any Overproduced party pays to Operator any sums due to an Underproduced party at any time after thirty (30) days following the receipt of such written notification of a demand that such Underproduced party receive such payment directly, the Overproduced party(s) shall continue to be liable to such Underproduced party for any sums so paid, until such payment is actually received by such Underproduced party. In no event shall Operator be liable or responsible for any amount of cash settlement based on a value asserted by an Underproduced party different than the value calculated based on the volume statements and Cash Out Value provided by the Overproduced party or parties.

      D.    Ownership changes

            In the event an Overproduced party intends to sell, assign, exchange or otherwise transfer any of its interest in a Well located on the Contract Area, such Overproduced party shall notify in writing the other working interest owners who are parties hereto in such Well of such fact within forty-five (45) days prior to closing the transaction. Any Underproduced party may demand of such Overproduced party in writing within twenty (20) days after receipt of the Overproduced party's notice of intent to sell, assign, exchange or otherwise transfer its interest in a Well, a cash settlement of its underproduction attributed to such Overproduced party's Overproduction in the Well. Any Underproduced party electing to cash settle with the Overproduced party shall thereby indemnify and hold the Overproduced party harmless against any causes of action, claims, losses or other actions which may be claimed by any third party, including, but not limited to, any purchaser of the Gas of the Underproduced party, as a result of the cash settlement. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Paragraph IV.D., and the Gas balance accounts of the parties shall be adjusted accordingly. Any cash settlement pursuant to this Paragraph IV.D. shall be on the same basis as otherwise set forth in Paragraphs IV.A. through IV.C. hereof.

V.    Miscellaneous

      A.    Term

            This agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

      B.    Expenses

            Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the Contract Area as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

      C.    Well Tests

            Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

      D.    Monitoring of Takes of Production

            Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each well on said Contract Area so that no well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to its respective Gas Purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

      E.    Method of Tax Accounting

            In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all parties, each party agrees to compute and report income to the Internal Revenue Service based on the quantity of Gas taken for its account (the cumulative method) in accordance with such regulations.

                                   EXHIBIT "F"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA) Inc., as Operator and Derek Resources (U.S.A.) Inc., as Non-Operator.

                Equal Opportunity & Non-Segregation Of Facilities
                          Certifications and Agreements

This contract shall be performed by Operator in compliance with all applicable laws, proclaimed, order, rules and regulations, including, without limitation, the following:

1.    Equal Employment Opportunity

      A. Equal Opportunity Clause (41 CFR 60-1.4). (Applicable to all contracts for more than $10,000, individually; or if Operator has such contracts or subcontracts with the Government in any 12-month period which have an aggregate total value (or can reasonable be expected to have an aggregate total value) exceeding $10,000, the $10,000 or under exemption does not apply, and the contracts are subject to the order and the regulations issued pursuant thereto regardless of whether any single contract exceeds $10,000.)

The equal opportunity clause required by Executive Order 11246 of September 24, 1965, and prescribed in section 60-1.4 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by section 60-1.4(d) of said Regulations) as if set out in full at this point.

      B. Certification of Nonsegregated Facilities (41 CFR 60-1.8). (Applicable only to contracts which are not exempt from the provisions of the Equal Opportunity Clause set out above.) Operator certifies that it does not, and will not, maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Operator agrees that a breach of this certification is a violation of the Equal Opportunity Clause required by Executive Order 11246 of September 24, 1965.

            As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash room, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

            Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods), it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that will forward that following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OR REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES

            A certificate of Nonsegregated Facilities must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually).

      C. Affirmative Action Compliance Program (41 CFR 60-1.4). (Applicable only if Operator (a) has 50 or more employees, and (b) has a contract for $50,000 or more). If required under Section 60-1.4 of Title 41 of Code of Federal Regulations, Operator certifies that it has developed, or agrees to develop, a written affirmative action program for each of its establishments within 120 days from the effectiveness of this contract or the first of the contracts of sale. Operator shall maintain such program until such time as it is no longer required by law or regulation. Operator shall maintain a copy of separate program for each establishment, including evaluation of utilization of minority group personnel and the job classifications tables, at each local office responsible for the personnel matters of such establishment.

      D. Employer Information Report (41 CFR 60-1.7). (Applicable only if Operator (a) had 50 or more employees, (b) is non exempt pursuant to 41 CFR 60-1.5 from the requirement for filing Employer Information Report EEO-0, and (c) has a contract or subcontract amounting to $50,000 or more.)

      If required under Section 60-1.7 of Title 41 of the Code of Federal Regulations to file, the Employer Information Report, Standard Form 100 (EEO-0), or such forms as may hereinafter be promulgated in its place, in accordance with the applicable instructions and will continue to file such report unless and until Operator is not required to so file by law or regulation.

2.    AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA

      A. Affirmative Action Clause (41 CFR 60-250.4). (Applicable only to contracts for $10,000 or more.)

            The affirmative action clause prescribed in Section 60-250.4 of the Code of Federal Regulations is incorporated by reference (as permitted by Section 60-250.22 of said Regulations) as if set out in full at this point.

      B. Affirmative Action Program (41 CFR 60-250.5). (Applicable to contracts for $10,000 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

            The affirmation action program prescribed in sections 60-250.22 of said Regulations) as if set out in full at this point.

3.    AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

      A. Affirmative Action Clause (41 CFR 60-741.4). (Applicable to contracts for $2,500 or more.)

            The affirmative action clause prescribed in Section 60-741.4 of Title 41 of the Code of Federal Regulations is incorporated herein by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point.

      B. Affirmative Action Program (41 CFR 60-741.5). (Applicable to contracts for $2,500 or more only if Operator (a) has 50 or more employees and (b) holds a contract of $50,000 or more.)

            The affirmative action program prescribed in Sections 60-741.5 and 60-741.6 of Title 41 of the Code of Federal Regulations is incorporated by reference (as permitted by Section 60-741.22 of said Regulations) as if set out in full at this point.

4.    MINORITY BUSINESS ENTERPRISES 41 CFR 1-1.13, FEDERAL PROCUREMENT
      REGULATIONS)

      A.    Utilization of Minority Business Enterprises (41 CFR 1-131310-2
            (a)). (Applicable only to contracts which may exceed $10,000 except those, and all subcontracts thereunder, to be performed entirely outside the United States, its possessions, and Puerto Rico, and those of services of a personal nature.)

            (1) It is the policy of the Government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of Government contracts.

            (2) Operator agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this contract. As used in this contract, the term "minority business enterprises" means a business, at least 50% of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Negroes, Spanish speaking American persons, American-Oriental, American-Indians, American-Eskimos, and American-Aleut. Operator may rely on written representation by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

      B. Minority Business Enterprises Subcontracting Program (41 CFR 1-131310-2(b)). (Applicable to all contracts which may exceed $500,000 which contain the clause required by 41 CFR 1-1.1310-2(a) and which offer substantial subcontracting possibilities.)

            (1) Operator agrees to establish and conduct a program which will enable minority business enterprises (as defined in the above clause entitled "Utilization of Minority business enterprises') to be considered fairly as subcontractors and suppliers under this contract. In this connection, Operator shall:

                  (a) Designate a liaison officer who will administer Operator's minority business enterprises program.

                  (b) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or buy" decisions.

                  (c) Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specification, and delivery schedules so as to facilitate the participation of minority business enterprises.

                  (d) Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (ii) awards to minority business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority business enterprises.

                  (e) Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

                  (f) Cooperate with the Contracting Officer in any studies and surveys of Operator's minority business enterprises procedures and practices that the Contracting Officer may from time to time conduct.

                  (g) Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in subparagraph (d), above, in such form and manner and at such time (not more often than quarterly) as the Contracting Officer may prescribe.

            (2) Operator further agrees to insert, in any subcontract hereunder which may exceed $500,000, provisions which shall conform substantially to the language of this clause, including this Paragraph (2), and to notify the Contracting Officer of the names of such subcontractors.

                                   EXHIBIT "H"

Attached to and made a part of that certain Operating Agreement dated January 15, 2004, by and between Ivanhoe Energy (USA) Inc., as Operator and Derek Resources (U.S.A.) Inc., as Non-Operator.

                       Model Form Recording Supplement to
                   Operating Agreement and Financing Statement

      THIS AGREEMENT, entered into by and between Ivanhoe Energy (USA) Inc. dba USA Ivanhoe Energy, Inc., in California (hereinafter referred to as "Operator") and the signatory party or parties other than Operator (hereinafter referred to individually as "Non-Operator", and collectively as "Non-Operators").

      WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" (said land, Leases and Interests being hereinafter called the "Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the Interest or rights therein are reflected on Exhibit "A";

      WHEREAS, the parties hereto have executed an Operating Agreement dated January 15 ,2004 (herein the "Operating Agreement"), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and

      WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

      NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

      1. This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

      2.    The parties do hereby agree that:

            A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

            B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

            C. All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

            D. Regardless of the record title ownership to the Oil and Gas Leases and/Oil and Gas Interests identified on Exhibit "A", all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

            E. Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

            F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

            G. The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfers. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

            H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of non-participation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

            I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party's right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

            J. Each party's interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party's share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement.

            K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.

      3. The parties hereby grant reciprocal liens and security interests as follows:

            A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

            B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

            C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owned by such party, plus interest, has been received, and shall have the right to offset the amount owned against the proceeds from the sale of such defaulting party or parties stating the amount due as a result of the default, and all parties waive any from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

            D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefore by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this Paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

            E. If any party does not perform all of its obligations under this agreement of the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

            F. The lien and security interest granted in this Paragraph 3. supplements identical rights granted under the Operating Agreement.

            G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

            H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

      4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

      5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty
            (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

      6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

      7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein. ______________________________________ who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610RS-1989 Model Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles __________________, have been made to the form.


         IN WITNESS WHEREOF, this agreement shall be effective as of the 15th day of January 2004.

ATTEST OR WITNESS:                          OPERATOR
                                            --------

                                            IVANHOE ENERGY (USA) INC.


_________________________________           By:________________________________

                                            Title:_____________________________

_________________________________           Date:______________________________





                                            NON-OPERATORS
                                            --------------

                                            DEREK RESOURCES (U.S.A.) INC.


_________________________________           By:________________________________

                                            Title:_____________________________

_________________________________           Date:______________________________



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